EXHIBIT 10.2

                             RENTERS CHOICE, INC.

                          REVOLVING CREDIT AGREEMENT

                         DATED AS OF NOVEMBER 27, 1996

                            COMERICA BANK, AS AGENT
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                               TABLE OF CONTENTS
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      1.    DEFINITIONS....................................................  1

      2.    REVOLVING CREDIT............................................... 20

            2.1     Revolving Credit Commitment............................ 20
            2.2     Accrual of Interest and Maturity....................... 20
            2.3     Requests for Advances and Requests for
                     Refundings and Conversions of Revolving Credit
                     Advances.............................................. 21
            2.4     Disbursement of Revolving Credit Advances.............. 23
            2.5     Prime-based Advance in Absence of Election
                     or Upon Default....................................... 24
            2.6     Revolving Credit Commitment Fee........................ 24
            2.7     Reduction of Indebtedness; Revolving Credit
                     Aggregate Commitment.................................. 25
            2.8     Optional Reduction or Termination of
                     Revolving Credit Aggregate Commitment................. 25
            2.9     Extension of Revolving Credit Maturity Date............ 26

      3.    LETTERS OF CREDIT.............................................. 26

            3.1     Letters of Credit...................................... 26
            3.2     Conditions to Issuance................................. 27
            3.3     Notice................................................. 28
            3.4     Letter of Credit Fees.................................. 29
            3.5     Issuance Fees.......................................... 30
            3.6     Draws and Demands for Payment Under Letters
                     of Credit............................................. 30
            3.7     Obligations Irrevocable................................ 32
            3.8     Risk Under Letters of Credit........................... 33
            3.9     Indemnification........................................ 34
            3.10    Right of Reimbursement................................. 35

      4.    SWING LINE CREDIT.............................................. 35

            4.1     Swing Line Advances.................................... 35
            4.2     Accrual of Interest; Margin Adjustments................ 36
            4.3     Requests for Swing Line Advances....................... 36
            4.4     Disbursement of Swing Line Advances.................... 38
            4.5     Refunding of or Participation Interest in
                     Swing Line Advances................................... 38

      5.    MARGIN ADJUSTMENTS; INTEREST PAYMENTS.......................... 39

            5.1     Margin Adjustments..................................... 39
            5.2     Prime-based Interest Payments.......................... 40

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                                TABLE OF CONTENTS
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            5.3     Eurocurrency-based Interest Payments................... 41
            5.4     Quoted Rate Advance Interest Payments.................. 41
            5.5     Interest Payments on Conversions....................... 41
            5.6     Interest on Default.................................... 41
            5.7     Prepayment............................................. 42

      6.    CONDITIONS..................................................... 42

            6.1     Execution of Notes and this Agreement.................. 42
            6.2     Corporate Authority.................................... 42
            6.3     Collateral Documents and Guaranties.................... 43
            6.4     Insurance.............................................. 44
            6.5     Compliance with Certain Documents and
                     Agreements............................................ 44
            6.6     Opinion of Counsel..................................... 44
            6.7     Company's Certificate.................................. 44
            6.8     Payment of Fees........................................ 45
            6.9     Assignment of Existing Credit Agreement................ 45
            6.10    Other Documents and Instruments........................ 45
            6.11    Continuing Conditions.................................. 45

      7.    REPRESENTATIONS AND WARRANTIES................................. 45

            7.1     Corporate Authority.................................... 45
            7.2     Due Authorization - Company............................ 46
            7.3     Due Authorization - Guarantors......................... 46
            7.4     Liens.................................................. 46
            7.5     Taxes.................................................. 46
            7.6     No Defaults............................................ 46
            7.7     Enforceability of Agreement and Loan
                     Documents -- Company.................................. 47
            7.8     Enforceability of Loan Documents --
                     Guarantors............................................ 47
            7.9     Compliance with Laws................................... 47
            7.10    Non-contravention -- Company........................... 48
            7.11    Non-contravention -- Guarantors........................ 48
            7.12    No Litigation.......................................... 48
            7.13    Consents, Approvals and Filings, Etc................... 48
            7.14    Agreements Affecting Financial Condition............... 49
            7.15    No Investment Company or Margin Stock.................. 49
            7.16    ERISA.................................................. 49
            7.17    Conditions Affecting Business or Properties............ 49
            7.18    Environmental and Safety Matters....................... 50
            7.19    Subsidiaries........................................... 50
            7.20    Accuracy of Information................................ 50
            7.21    No Change in Requirements of Laws...................... 51

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                                TABLE OF CONTENTS
                                   (Continued)
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      8.    AFFIRMATIVE COVENANTS.......................................... 51

            8.1     Financial Statements................................... 51
            8.2     Certificates; Other Information........................ 52
            8.3     Payment of Obligations................................. 53
            8.4     Conduct of Business and Maintenance of
                     Existence............................................. 53
            8.5     Maintenance of Property; Insurance..................... 54
            8.6     Inspection of Property; Books and Records,
                     Discussions........................................... 54
            8.7     Notices................................................ 55
            8.8     Hazardous Material Laws................................ 56
            8.9     Maintain Minimum Tangible Net Worth.................... 56
            8.10    Fixed Charge Coverage Ratio............................ 56
            8.11    Leverage Ratio......................................... 56
            8.12    Taxes.................................................. 56
            8.13    Governmental and Other Approvals....................... 56
            8.14    Compliance with ERISA.................................. 57
            8.15    ERISA Notices.......................................... 57
            8.16    Offices; FTC........................................... 57
            8.17    Security............................................... 57
            8.18    Performance of Contract Duties, Defense of
                     Collateral............................................ 58
            8.19    Possessory Perfection in Contract
                     Collateral............................................ 58
            8.20    Use of Proceeds........................................ 58
            8.21    Subsidiaries; Guaranties............................... 58
            8.22    Further Assurances..................................... 59

      9.    NEGATIVE COVENANTS............................................. 59

            9.1     Limitation on Debt..................................... 59
            9.2     Limitation on Liens.................................... 60
            9.4     Acquisitions........................................... 61
            9.5     Limitation on Mergers, or Sale of Assets............... 61
            9.6     Dividends.............................................. 61
            9.7     Limitation on Capital Expenditures..................... 61
            9.8     Limitation on Investments, Loans and
                     Advances.............................................. 62
            9.9     Transactions with Affiliates........................... 62
            9.10    Sale and Leaseback..................................... 62
            9.11    Limitation on Negative Pledge Clauses.................. 63
            9.12    Prepayment of Debts.................................... 63

      10.   DEFAULTS....................................................... 63

            10.1    Events of Default...................................... 63
            10.2    Exercise of Remedies................................... 65

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                                TABLE OF CONTENTS
                                   (Continued)
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            10.3    Rights Cumulative...................................... 66
            10.4    Waiver by Company of Certain Laws...................... 66
            10.5    Waiver of Defaults..................................... 66
            10.6    Set Off................................................ 67

      11.   PAYMENTS, RECOVERIES AND COLLECTIONS........................... 67

            11.1    Payment Procedure...................................... 67
            11.2    Application of Proceeds of Collateral.................. 69
            11.3    Pro-rata Recovery...................................... 69

      12.   CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS............... 70

            12.1    Reimbursement of Prepayment Costs...................... 70
            12.2    Agent's Eurocurrency Lending Office.................... 70
            12.3    Circumstances Affecting Eurocurrency-based
                     Rate Availability..................................... 71
            12.4    Laws Affecting Eurocurrency-based Advance
                     Availability.......................................... 71
            12.5    Increased Cost of Eurocurrency-based
                     Advances.............................................. 72
            12.6    Indemnity.............................................. 73
            12.7    Other Increased Costs.................................. 73
            12.8    Substitution of Banks.................................. 74

      13.   AGENT.......................................................... 75

            13.1    Appointment of Agent................................... 75
            13.2    Deposit Account with Agent............................. 75
            13.3    Scope of Agent's Duties................................ 75
            13.4    Successor Agent........................................ 76
            13.5    Agent in its Individual Capacity....................... 77
            13.6    Credit Decisions....................................... 77
            13.7    Agent's Fees........................................... 77
            13.8    Authority of Agent to Enforce Notes and
                     This Agreement........................................ 78
            13.9    Indemnification........................................ 78
            13.10   Knowledge of Default................................... 79
            13.11   Agent's Authorization; Action by Banks................. 79
            13.12   Enforcement Actions by the Agent....................... 79

      14.   MISCELLANEOUS.................................................. 79

            14.1    Accounting Principles.................................. 79
            14.2    Consent to Jurisdiction................................ 80
            14.3    Law of Michigan........................................ 80
            14.4    Interest............................................... 80
            14.5    Closing Costs and Other Costs;

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                                TABLE OF CONTENTS
                                   (Continued)
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                     Indemnification....................................... 81
            14.6    Notices................................................ 82
            14.7    Further Action......................................... 83
            14.8    Successors and Assigns; Participations;
                     Assignments........................................... 83
            14.9    Indulgence............................................. 86
            14.10   Counterparts........................................... 86
            14.11   Amendment and Waiver................................... 86
            14.12   Confidentiality........................................ 87
            14.13   Withholding Taxes...................................... 88
            14.14   Taxes and Fees......................................... 88
            14.15   WAIVER OF JURY TRIAL................................... 88
            14.16   Interest............................................... 89
            14.17   Complete Agreement; Conflicts.......................... 89
            14.18   Severability........................................... 90
            14.19   Table of Contents and Headings......................... 90
            14.20   Construction of Certain Provisions..................... 90
            14.21   Independence of Covenants.............................. 90
            14.22   Reliance on and Survival of Various
                     Provisions............................................ 90

SCHEDULES

      1.1           Applicable L/C Fee Percentage, Applicable
                    Revolving Commitment Fee Percentage and
                    Eurocurrency Margins
      2             Insurance Deposits
      6.2           Good Standing Certificates
      6.3(b)        List of Jurisdictions in which UCC Financing
                    Statements will be filed
      7.9           Consumer Credit Laws
      7.12          Litigation
      7.16          Pension Plans
      7.18          Environmental Matters
      7.19          Subsidiaries
      7.20          Contingent Obligations
      9.1           Indebtedness
      9.2           Liens

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                                TABLE OF CONTENTS
                                   (Continued)

EXHIBITS

      A     FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

      B     FORM OF REVOLVING CREDIT NOTE

      C     FORM OF NOTICE OF LETTERS OF CREDIT

      D     FORM OF REQUEST FOR SWING LINE ADVANCE

      E     FORM OF SWING LINE NOTE

      F     FORM OF SWING LINE PARTICIPATION CERTIFICATE

      G     PERCENTAGES

      H     FORM OF COVENANT COMPLIANCE REPORT

      I     FORM OF ASSIGNMENT AGREEMENT

      J     FORM OF GUARANTY (including Exhibit "A" - Joinder
            Agreement)

      K     FORM OF BORROWING BASE CERTIFICATE

      L     FORM OF SECURITY AGREEMENT

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                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT ("Agreement") is made as of the 27th day of November, 1996, by and among Comerica Bank-Texas and the other financial institutions from time to time parties hereto as lenders of the Revolving Credit (individually, "Revolving Credit Bank", and collectively "Revolving Credit Banks"), Comerica Bank-Texas, as lender of the Swing Line Credit ("Swing Line Bank" and together with Revolving Credit Banks, collectively referred to as the "Banks") Comerica Bank, as agent for the Banks (in such capacity, "Agent"), and Renters Choice, Inc., a Delaware corporation ("Company").

      COMPANY, AGENT AND BANKS AGREE:

      1.    DEFINITIONS

      For the purposes of this Agreement the following terms will have the following meanings:

      "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company, individually, or ColorTyme jointly and severally with Company) named in an application to the Issuing Bank for the issuance of such Letter of Credit.

      "Advance(s)" shall mean Revolving Credit Advance(s) and Swing Line Advance(s).

      "Affected Lender" shall have the meaning set forth in Section
12.8.

      "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to the Company's Affiliates.

      "Agent" shall mean Comerica Bank, in its capacity as agent for the Banks hereunder, or any successor agent appointed in accordance with Section 13.4 hereof.

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      "Agent's Fees" shall mean those agency, and other fees and expenses required to be paid by Company to Agent under Section 13.7 hereof.

      "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

      "Applicable Commitment Fee Percentage" shall mean as of any date of determination thereof, the applicable percentage used to calculate the Revolving Credit Commitment Fee due and payable hereunder, determined (based upon the Fixed Charge Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

      "Applicable L/C Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the Letter of Credit Fees due and payable hereunder, determined (based upon the Fixed Charge Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

      "Applicable Interest Rate" shall mean (i) in respect of a Revolving Credit Advance, the Eurocurrency-based Rate or the Primebased Rate, applicable to such Advance (in the case of a Eurocurrency-based Advance, for the relevant Interest Period), and (ii) in respect of a Swing Line Advance, the Prime-based Rate or the Quoted Rate, applicable to such Advance, for the relevant Interest Period, as selected by Company from time to time subject to the terms and conditions of this Agreement.

      "Average Receipts" shall mean, as of any date of determination, an amount calculated by taking the sum of the highest two of the immediately preceding three calendar months' Rental Receipts, dividing such sum by two, and multiplying the quotient by four. For the purposes of this definition, "Rental Receipts" shall mean, as of any date of determination, the amount of gross rental payments (including the amount of each such payment allocated to insurance, delivery, reinstatement and late fees, but excluding amounts allocated to any sales tax, early payouts and cash sales) received by the Company or any Subsidiary in collected funds from the related Obligor under any Rental Contract; and shall include rental payments received under any Rental Contracts originated by a Person prior to the time such Person became a Subsidiary of the Company (so long as such Person is a Subsidiary on the applicable date of determination) and under any Rental Contracts acquired by the Company or any Subsidiary of the Company, in either case pursuant to a Permitted Acquisition (though such rental payments were not received by the Company or such Subsidiary).

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      "Banks" shall mean Comerica Bank-Texas ("Comerica") and such other financial institutions from time to time parties hereto as lenders and shall include the Revolving Credit Banks and the Swing Line Bank and any assignee which becomes a Bank pursuant to Section 14.8 hereof.

      "Borrowing Base" shall mean, as of any date of determination, the lesser of the (a) Average Receipts and (b) 50% of the Rental Income Value.

      "Borrowing Base Certificate" shall mean a borrowing base certificate, substantially in the form of Exhibit K, with appropriate insertions and executed by a Responsible Officer.

      "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, London and New York.

      "Capital Expenditures" shall mean, without duplication, any amounts accrued in respect of a period in respect of any purchase or other acquisition for value of fixed or capital assets; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP).

      "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement, the Loan Documents, or otherwise.

      "ColorTyme" shall mean ColorTyme, Inc., a Texas corporation.

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

      "Company" is defined in the Preamble.

      "Consumer Credit Laws" shall mean the requirements of all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to consumer credit and protection or the rent-to-own industry, including without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal

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Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board
Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and laws regarding unfair and deceptive practices, and any and all other Consumer Credit Laws regarding the ability of a Person to charge interest or a time price differential at a certain rate, and any equal credit opportunity, discrimination and other disclosure laws and any other consumer credit or equal opportunity disclosure.

      "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Covenant Compliance Report" shall mean the report to be furnished by Company to the Agent pursuant to Section 8.2(a) hereof, in the form of attached Exhibit H and certified by a Responsible Officer, in which report Company shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections
8.9 through 8.11 and Sections 9.6 and 9.8 of this Agreement.

      "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet or the accompanying footnotes and any reimbursement obligations in respect of letters of credit, obligations in respect of bankers acceptances, payment obligations, if any, under interest rate protection agreements (including without limitation interest rate swaps and similar agreements), and currency swaps and hedges and similar agreements; provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

      "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or businesses of the Company and its Subsidiaries (taken as a whole) or on the ability of the Company and Subsidiaries (taken as a whole) to pay their debts, as such debts become due.

      "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

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      "Dollars" and the sign "$" shall mean lawful money of the United States of
America.

      "EBITDAR" of any Person shall mean, for any period, the sum of (a) net income (or loss) for such period, PLUS (b) to the extent deducted in the computation of such net income (or loss), (i) all amounts treated as expenses for depreciation of fixed assets, amortization of intangible assets and interest paid or payable on the Debt of such Person for such period, (ii) all accrued taxes on or measured by income and (iii) the amount of all Rental Expenses, determined in each case in accordance with GAAP.

      "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 6.1 through 6.10 have been satisfied.

      "Eligible Rental Contract" shall mean a Rental Contract which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which Rental Contract the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time the Company has requested an Advance to be based in part thereon:

            (a) it is substantially in the form of the current form of rental contract for the rental of goods with option to purchase approved for use in each state in which such contract is intended to be used as customized to meet the legal requirements of each such state by the Association of Progressive Rental Organizations; and

            (b) it (and the interest of Company or the applicable Subsidiary thereunder) has not been sold, transferred or otherwise assigned or encumbered by the Company or such Subsidiary to any Person, other than to the Banks as security for the Indebtedness hereunder; and

            (c) the related Obligor thereunder is not an Affiliate of the Company; and

            (d) as of the last Saturday in the calendar month referenced in such Borrowing Base Certificate, the Rental Contract remains in full force and effect and it is a valid, binding and enforceable obligation of such Obligor; and

            (e) it complied at the time it was originated or made, and is currently in compliance in all respects, with all applicable laws, rules and regulations, including any Consumer Credit Laws; and

            (f) subject to repair or replacement thereof by the Company or the applicable Subsidiary in accordance with the its obligations under the applicable Rental Contract, the

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      goods covered by the applicable Rental Contract have been delivered to the related Obligor and, on the date of delivery, satisfied all warranties, expressed or implied, made or deemed to be made to such Obligor; and

            (g) the Company or the applicable Subsidiary owns the goods free and clear of all liens or encumbrances, except the security interest granted by Company or such Subsidiary, as the case may be, to the Banks.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

      "Eurocurrency-based Advance" shall mean a Revolving Credit Advance which bears interest at the Eurocurrency-based Rate.

      "Eurocurrency-based Rate" shall mean, with respect to any Eurocurrency-Interest Period, the per annum interest rate which is equal to the sum of the Margin plus the quotient of:

      (A) the per annum interest rate at which deposits in eurodollars are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurodollar market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

      (B) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurocurrency-Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined (absent manifest error) by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

      "Eurocurrency-Interest Period" shall mean the Interest Period applicable to a Eurocurrency-based Advance.

      "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at Grand Cayman, British West Indies or such other branch or branches of Agent, domestic or

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foreign, as it may hereafter designate as a Eurocurrency Lending Office by notice to Company and the Banks, and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as a Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

      "Existing Credit Agreement" shall mean the Amended and Restated Loan Agreement dated April 13, 1996 by and between Intrust Bank, N.A. and the Company.

      "Event of Default" shall mean each of the Events of Default specified in
Section 10.1 hereof.

      "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

      "Fees" shall mean the Revolving Credit Commitment Fee, the Letter of Credit Fees, the Agent's Fees, and the other fees and charges payable by Company to the Banks or Agent hereunder.

      "Financial Statements" shall mean all those balance sheets, earnings statements and other financial data (whether of the Company or the Guarantors) which have been furnished to the Agent or the Banks for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

      "Financing Lease" shall mean, as applied to any Person, any lease of any personal property the discounted present value of the rental obligations of such Person as lessee under which, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person, and shall exclude any Operating Leases.

      "Fixed Charge Coverage Ratio" shall mean as of any date of determination, a ratio (i) the numerator of which shall be equal to the sum of EBITDAR for the preceding four fiscal quarters then ending, and (ii) the denominator of which shall be Fixed Charges.

      "Fixed Charges" of any Person shall mean, for any date of determination for the preceding four fiscal quarters then ending, the sum, without duplication, of (i) all interest expense paid or

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payable during such period on the Debt of such Person plus (ii) the amount of all Rental Expenses of such Person during such period, all determined in accordance with GAAP.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

      "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

      "Guarantor(s)" shall mean each Subsidiary which guarantees the obligations of the Company hereunder and under the Loan Documents, and, as of the Effective Date, shall mean ColorTyme (and "Guarantors" shall not include ColorTyme Financial Services, Inc. or Colortyme Life Insurance Company).

      "Guaranty" shall mean the Guaranty to be made by each of the Guarantors (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty) in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit J, as amended or otherwise modified from time to time.

      "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") (a) any obligation of the guaranteeing person or (b) any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

      "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

      "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

      "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

      "Indebtedness" shall mean all indebtedness and liabilities (including without limitation interest, fees and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of Company or any Guarantor to any of the Banks or to the Agent, in any manner and at any time, whether evidenced by the Notes, arising under any Guaranty, or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by Company or any Guarantor to, any of the Banks or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Notes or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Guarantors (whether direct or contingent) shall be determined without duplication.

      "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, one (1), two (2), three (3) or six (6) months (or any lesser or greater number of days agreed to in advance by Company, Agent and the Revolving Credit Banks) as selected by Company pursuant to Section 2.3, provided, however, that any Eurocurrency-Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (b) with respect to a Swing Line Advance, shall mean a period of one (1) to thirty (30) days agreed to in advance by Company and the Swing Line Bank as selected by Company pursuant to
Section 4.3. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and no Interest Period which would end after the Revolving Credit Maturity Date shall be permitted with respect to any Advance.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

      "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

      "Issuing Bank" shall mean Comerica Bank-Texas in its capacity as issuer of one or more Letters of Credit hereunder.

      "Issuing Office" shall mean Issuing Bank's office located at 8850 Boedeker St., Dallas, Texas 75225 or such other office as Issuing Bank shall designate as its Issuing Office.

      "Joinder Agreement (Guaranty)" shall mean a joinder agreement in the form attached as "Exhibit A" to the form of the Guaranty (Exhibit J to this Agreement), to be executed and delivered by any Person required to be a Guarantor pursuant to Section 8.21 of this Agreement.

      "Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof.

      "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Bank of an Account Party or Account Parties requesting Issuing Bank to issue such Letter of Credit, as amended from time to time.

      "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

      "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of:

      (a)   Two Million Dollars ($2,000,000); or

      (b) the difference between (A) the lesser of (x) the Revolving Credit Aggregate Commitment as of such date, and (y) the Borrowing Base as of such date, MINUS (B) the sum of (i)aggregate principal amount of Advances outstanding as of such date PLUS (ii) Letter of Credit Obligations as of such date.

      "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Company as of such date.

      "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

      "Leverage Ratio" shall mean as of the last day of any computation period, the ratio of (a) Total Debt as of such day to (b) the sum of Total Debt plus Total Shareholders' Equity as of such day.

      "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Financing Lease, subordination or any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement or other claim or right, whether based on common law or statute.

      "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Agreement, the Guaranty(ies) and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

      "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line Notes shall be allocated among the Banks based upon their respective Percentages), or, if no Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

      "Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin determined in accordance with the provisions of
Section 5.1 hereof (based upon the Fixed Charge Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as
Schedule 1.1.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

      "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Notes" shall mean the Revolving Credit Notes.

      "Obligor" shall mean the Person obligated for the payment of rent and other sums under any Rental Contract; and "related Obligor" shall, when used with respect to any Rental Contract, mean the Person so obligated thereunder.

      "Operating Lease" shall mean any lease other than a Financing Lease and shall include, without limitation, any store leases.

      "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit G hereto, of the Revolving Credit Aggregate Commitment and Letters of Credit, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with provisions of Section 14.8.

      "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person primarily engaged in the rent-to-own business, conducted in accordance with the following requirements:

            (a) in the event that the value of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, shall be

            (i) greater than or equal to Thirty Million Dollars ($30,000,000), determined as of the date of such acquisition, then not less than thirty (30) nor more than ninety (90) days prior to the date each such proposed acquisition is scheduled to be consummated, the Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed acquisition to be furnished to Agent not less than thirty (30) days prior to such date), or

            (ii) less than Thirty Million Dollars ($30,000,000) but greater than or equal to Fifteen Million Dollars ($15,000,000), then not less than ten (10) Business Days prior to the date each such proposed acquisition is scheduled to be consummated, the Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed acquisition to be furnished to Agent not less than five (5) days prior to such date),or

            (iii) less than Fifteen Million Dollars ($15,000,000), then not less than ten (10) Business Days after date each such proposed acquisition has been consummated, the Company provides written notice thereof to Agent (with certified copies of all material documents pertaining to such acquisition), whereupon Agent shall promptly notify each of the Banks of its receipt thereof and distribute copies of all notices and other materials received from Company under this subparagraph (a) to each Bank;

            (b) (i) together with the documents required by clauses (a)(i) and
      (a)(ii) above, the Company shall have also delivered to the Agent the Pro Forma Projected Financial Information and (ii) the Majority Banks shall have specifically approved the proposed new acquisition in writing prior to the date such proposed acquisition is scheduled to be consummated;

            (c) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

            (d) within thirty (30) days after any such acquisition has been completed, the Company shall deliver executed copies of all material documents pertaining to such acquisition and the Company, its Subsidiaries and any of the other business entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, any Loan Documents required hereunder and such other documents and instruments (including without limitation, Joinder Agreements and the Security Agreement (as required by Section 8.21 hereof), opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Agent and the Majority Banks, if any, and otherwise comply with the terms and conditions of this Agreement; and

            (e) both immediately before and after any such acquisition, no Event of Default, or event, which with the giving of notice or the lapse of time or both would become an Event of Default (whether or not related to such acquisition), has occurred and is continuing.

      "Permitted Guarantees" shall mean the Company's guaranty of ColorTyme's obligations under (a) the Portfolio Acquisition Agreement dated May 15, 1996 by and among STI Credit Corporation, a Nevada corporation, ColorTyme Financial Services, Inc. and Company (as in effect on the date hereof) and (b) the Franchise Financing Agreement dated September 23, 1996 by and among STI Credit Corporation, a Nevada corporation, ColorTyme and Company.

      "Permitted Investments" shall mean:

            (a)   Governmental Obligations;

            (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

            (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of its Subsidiaries in the ordinary course of business;

            (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

            (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

            (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

      "Permitted Liens" shall mean:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements (which deposits are listed on Schedule 2);

            (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in an aggregate amount not to exceed $1,000,000 at any one time or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business; and

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company.

      "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

      "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent, to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

      "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

      "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the greater of (i) the Prime Rate, or (ii) the Alternate Base Rate.

      "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by a Responsible Officer of the Company (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition and, pro forma combined projected financial information for the Company and its consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date and as of the end of at least the next succeeding two (2) fiscal years of Company following the acquisition and projected statements of income for each of those years, including sufficient detail to permit calculation of the amounts and the ratios described in Sections 8.9, 8.10, and 8.11 hereof, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by
(i) a statement setting forth a calculation of the ratios and amounts so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Majority Banks shall reasonably request.

      "Purchasing Lender" shall have the meaning set forth in Section 12.8.

      "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

      "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

      "Rating Agency" shall mean Moody's Investor Services, Standard and Poor's Ratings Group or any other nationally recognized statistical rating organization which is acceptable to the Agent.

      "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement.

      "Rental Contract(s)" shall mean a rental purchase contract, originated by Company or a Subsidiary of the Company and a related Obligor for the rental of goods, whether such contract is now existing or hereafter arising, and which Rental Contract provides by its terms that if the Obligor continuously renews such contract for a set period (set forth in each such contract), or if the Obligor exercises a specified early purchase option, the title to such rental goods will be transferred to the Obligor at the end of such period, or upon exercise of such purchase option.

      "Rental Expense" shall mean with respect to any Person for any period, the aggregate rental obligations of such Person paid or required to be paid in respect of such period under Operating Leases (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar obligations under such leases), whether or not such obligations are reflected as liabilities or commitments on a balance sheet of such Person.

      "Rental Income Value" shall mean, as of any date of determination, the value of the rental payments remaining on all

Eligible Rental Contracts, assuming such Eligible Rental Contract will be continuously renewed by the related Obligor until title to the goods rented thereunder has transferred to such Obligor.

      "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified.

      "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by Company under Section 4.3 of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified.

      "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" shall mean the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

      "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company by the Revolving Credit Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

      "Revolving Credit Advance" shall mean a borrowing requested by Company and made by Revolving Credit Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any advance in respect of a Letter of Credit under Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or Prime-based Advance.

      "Revolving Credit Aggregate Commitment" shall mean Ninety Million Dollars ($90,000,000) subject to reduction or termination under Section 2.8 or 10.2 hereof.

      "Revolving Credit Banks" shall mean Comerica Bank, and such other financial institutions from time to time parties hereto as lenders of the Revolving Credit.

      "Revolving Credit Commitment Fee" shall mean the fees payable to Agent for distribution to the Revolving Credit Banks pursuant to Section 2.6 hereof.

      "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) November 27, 1999, as such date may be extended from time to time pursuant to
Section 2.9 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.8 or Section 10.2 hereof.

      "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by Company to each of the Revolving Credit Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

      "Security Agreement" shall mean the Security Agreement executed and delivered by the Company and each Guarantor in favor of the Agent substantially in the form of Exhibit L, as amended or otherwise modified from time to time.

      "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

      "Swing Line Advance" shall mean a borrowing made by Swing Line Bank to Company pursuant to Section 4.1 hereof.

      "Swing Line Credit" shall mean the revolving credit loan to be advanced to the Company by the Swing Line Bank pursuant to Article 4 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the amount set forth in Section 4.1.

      "Swing Line Bank" shall mean Comerica Bank-Texas, in its capacity as lender under Article 4 of this Agreement, and its successors and assigns.

      "Swing Line Note" shall mean the swing line note described in Section 4.1 hereof, made by Company to Swing Line Bank in the form annexed hereto as Exhibit E, as such Note may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

      "Tangible Net Worth" shall mean, as of any applicable date of determination, the difference between (i) net book value of all assets of the Company (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and similar intangible assets), minus (ii) all Debt of Company, in each case as reflected on the balance sheet of the Company's most recently filed Form 10-Q or Form 10-K.

      "Total Debt" shall mean, without duplication, the sum of (i) all Debt plus
(ii) the amount of all Liens plus (iii) the amount of all Financing Leases, plus
(iv) all Guarantee Obligations (but excluding the Permitted Guarantees), of the Company and its Subsidiaries in each case determined in accordance with GAAP.

      "Total Shareholders Equity" shall mean the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of the Company, as determined in accordance with GAAP.

      "Uniform Commercial Code" shall mean the Uniform Commercial Code of any applicable state, and, unless specified otherwise the Uniform Commercial Code as in effect in the State of Michigan.

      2. REVOLVING CREDIT

      2.1 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement (including Section 2.3 hereof), each Revolving Credit Bank severally and for itself alone agrees to make Advances of the Revolving Credit to Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding each such Revolving Credit Bank's Percentage of the Revolving Credit Aggregate Commitment. All of such Advances hereunder shall be evidenced by the Revolving Credit Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

      2.2 ACCRUAL OF INTEREST AND MATURITY. (a) The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Revolving Credit Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records may be kept electronically and which will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

      2.3 REQUESTS FOR ADVANCES AND REQUESTS FOR REFUNDINGS AND CONVERSIONS OF REVOLVING CREDIT ADVANCES. Company may request a Revolving Credit Advance, refund any Revolving Credit Advance in the same type of Revolving Credit Advance or convert any Revolving Credit Advance to any other type of Revolving Credit Advance only after delivery to Agent of a Request for Revolving Credit Advance executed by a person authorized by the Company to make such requests on behalf of Company subject to the following and to the remaining provisions hereof:

            (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance including without limitation:

          (i) the proposed date of Revolving Credit Advance, which must be a Business Day;

         (ii) whether the Revolving Credit Advance is a refunding or conversion of an outstanding Revolving Credit Advance; and

        (iii) whether such Revolving Credit Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the Interest Period applicable thereto;

            (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 11:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Revolving Credit Advance, except in the case of a Prime-based Advance, for which the Request for Revolving Credit Advance must be delivered by 10 a.m. (Detroit time) on such proposed date;

            (c) the principal amount of such requested Revolving Credit Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the Letter of Credit Obligations, less the principal amount of any outstanding Swing Line Advance or Revolving Credit Advance to be refunded by the requested Revolving Credit Advance shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

            (d) the principal amount of such Revolving Credit Advance, plus the amount of any other outstanding Indebtedness under this Agreement to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Two Million Dollars ($2,000,000) or a larger integral multiple of One Hundred Thousand Dollars ($100,000) and (ii) in the case of a Eurocurrency-based Advance at least Two Million Dollars ($2,000,000) or a larger integral multiples of One Million Dollars ($1,000,000) and at any one time there shall not be in effect more than six (6) Interest Periods;

            (e) each Request for Revolving Credit Advance shall constitute and include a certification by the Company as of the date thereof that:

          (i) both before and after the Revolving Credit Advance, the obligations of the Company and the Guarantors set forth in this Agreement and the other Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

         (ii) to the best knowledge of Company all conditions to Advances of the Revolving Credit have been satisfied;

        (iii) there is no Default or Event of Default in existence, and none will exist upon the making of the Advance;

         (iv) the representations and warranties contained in this Agreement and the Loan Documents (except, in the case of refundings or conversions of outstanding Advances, the representations set forth in Sections 7.13 and 7.20) are true and correct in all material respects and shall be true and correct in all material respects as of and immediately after the making of the Advance; and

          (v) the execution of such Revolving Credit Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries.

      Agent may, at its option, lend under this Section 2 upon the telephone request of an authorized officer of Company and, in the event Agent makes any such advance upon a telephone request, the requesting officer shall, if so requested by Agent, fax to Agent, on the same day as such telephone request, a Request for Advance. Company hereby authorizes Agent to disburse advances under this Section 2 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.

      2.4   DISBURSEMENT OF REVOLVING CREDIT ADVANCES.

            (a) Upon receiving any Request for a Revolving Credit Advance from Company under Section 2.3 hereof, Agent shall promptly notify each Revolving Credit Bank by wire, telecopy, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Revolving Credit Advance to be made and the date such Advance is to be made by said Revolving Credit Bank pursuant to its Percentage of the Revolving Credit Advance. Unless such Revolving Credit Bank's commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Revolving Credit Bank shall send the amount of its Percentage of the Advance in same day funds in Dollars to Agent at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226-3289 not later than 3:00 p.m. (Detroit time) on the date of such Advance.

            (b) Subject to submission of an executed Request for Revolving Credit Advance by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Agent shall make available to Company the aggregate of the amounts so received by it from the Revolving Credit Banks under this Section 2.4, in like funds, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct.

            (c) Unless Agent shall have been notified by any Revolving Credit Bank prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Bank does not intend to make available to Agent such Revolving Credit Bank's Percentage of the Revolving Credit Advance, Agent may assume that such Revolving Credit Bank has made such amount available to Agent on such date, as aforesaid and may, in its sole discretion and without obligation to do so, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Revolving Credit Bank in accordance with
      Section 2.4(a), as aforesaid, Agent shall be entitled to recover such amount on demand from such Revolving Credit Bank. If such Revolving Credit Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Revolving Credit Bank or from Company, as the case may be but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

          (i) in the case of such Revolving Credit Bank, the Federal Funds Effective Rate; or

         (ii) in the case of Company, the rate of interest then applicable to the Revolving Credit Advance.

      The obligation of any Revolving Credit Bank to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Revolving Credit Bank to make any Revolving Credit Advance hereunder, and no Bank shall have any liability to the Company, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Revolving Credit Advance hereunder.

      2.5 PRIME-BASED ADVANCE IN ABSENCE OF ELECTION OR UPON DEFAULT. If, as to any outstanding Eurocurrency-based Advance, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Revolving Credit Advance meeting the requirements of Section
2.3 hereof with respect to the refunding or conversion of such Advance, or, subject to Section 5.6 hereof, if on such day a Default or Event of Default shall exist, the principal amount thereof which is not then prepaid shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action.

      2.6 REVOLVING CREDIT COMMITMENT FEE. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent on behalf of Banks a Revolving Credit Commitment Fee quarterly in arrears commencing January 1, 1997 (in respect of the prior calendar quarter or portion thereof), and on the first day of each Fiscal Quarter thereafter. The Revolving Credit Commitment Fee shall be the sum of the Applicable Commitment Fee Percentage times the daily average amount by which the Revolving Credit Aggregate Commitment then applicable under Section 2.6 hereof exceeds the sum of (i) the aggregate principal amount of Revolving Credit Advances outstanding during such period,
(ii) the Letter of Credit Obligations during such period, and (iii) the aggregate principal amount of Swing Line Advances outstanding during such period, in each case determined on a daily basis. The Revolving Credit Commitment Fee shall be computed on the basis of a year of three hundred sixty
(360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Commitment Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Commitment Fees described in this Section are not refundable under any circumstances.

      2.7 REDUCTION OF INDEBTEDNESS; REVOLVING CREDIT AGGREGATE COMMITMENT. If at any time and for any reason the aggregate principal amount of Swing Line Advances and Revolving Credit Advances hereunder to Company, plus the Letter of Credit Obligations which shall be outstanding at such time, shall exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment or (ii) the Borrowing Base, Company shall immediately reduce any pending request for an Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit Obligations, provide cash collateral on the basis set forth in Section 10.2 hereof. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 12.1 hereof; provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Primebased Advance, if any.

      2.8 OPTIONAL REDUCTION OR TERMINATION OF REVOLVING CREDIT AGGREGATE COMMITMENT. The Company may, upon at least five (5) Business Days' prior written notice to Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to at least Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars ($1,000,000);
(ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the sum of the aggregate unpaid principal amount of Swing Line Advances and Revolving Credit Advances, plus the Letter of Credit Obligations, exceeds the lesser of (1) the then applicable Revolving Credit Aggregate Commitment, taking into account the aforesaid reductions thereof, together with accrued but unpaid interest on the principal amount of such prepaid Advances to the date of prepayment and (2) Borrowing Base; (iv) if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or Quoted Rate Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Advance and (v) no reduction shall reduce the amount of the Revolving Credit Aggregate Commitment to an amount which is less than the Letter of Credit Obligations at such time. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Revolving Credit Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company and any accompanying prepayments of the Swing Line Notes shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Bank's portion thereof proportionately (based upon the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances which bear interest at the Prime-based Rate, next to Quoted Rate Advances and then to Eurocurrency-based Advances.

      2.9 EXTENSION OF REVOLVING CREDIT MATURITY DATE. (a) Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent (with sufficient copies for each Bank) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to May 1st, but not before April 1st, of fiscal years 1998 and/or 1999, as the case may be, request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of the Request, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company that such extension has occurred. In no event however, shall the Revolving Credit Maturity Date be extended beyond November 27, 2001.

            (b) If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request within thirty
(30) calendar days of the date of such Bank's receipt of the Request, then (w) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (x) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this Section 2.9), and (y) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company thereof.

      3.    LETTERS OF CREDIT

      3.1 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, Issuing Bank shall through its Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement, and such other documentation related to the requested Letter of Credit as the Issuing Bank may reasonably require, issue Letters of Credit for the account of such Account Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of Fifty Thousand Dollars ($50,000) and shall have an expiration date not later than ten
(10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications and the issuance of each Letter of Credit hereunder shall be subject in all respects to applicable provisions of U.S. law and regulations, including without limitation, the Trading With the Enemy Act, Export Administration Act, International Emergency Economic Powers Act, and the Regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury.

      3.2 CONDITIONS TO ISSUANCE. No Letter of Credit shall be issued at the request and for the account of any Account Party unless, as of the date of issuance of such Letter of Credit:

            (a) the face amount of the Letter of Credit requested, plus the Letter of Credit Obligations, does not exceed the Letter of Credit Maximum Amount;

            (b) the face amount of the Letter of Credit requested, plus the aggregate principal amount of all Advances hereunder, plus the Letter of Credit Obligations, does not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) the Borrowing Base;

            (c) the obligations of Company and the Guarantors set forth in this Agreement and the Loan Documents are valid, binding and enforceable obligations of Company and each of the Guarantors and the valid, binding and enforceable nature of this Agreement and the Loan Documents has not been disputed by Company or any of the Guarantors;

            (d) both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

            (e) the representations and warranties contained in this Agreement and the Loan Documents are true in all material respects as if made on such date;

            (f) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of Company or any Guarantor;

            (g) the Account Party requesting the Letter of Credit shall have delivered to Issuing Bank at its Issuing Office (with a copy sent by Account Party to the Agent), not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Bank and its Issuing Office;

            (h) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the requested Letter of Credit, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

            (i) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or for any Bank to take an assignment of its Percentage of the requested Letter of Credit, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located (each a "Banking Authority"), and no establishment of any new material restrictions by any Banking Authority on transactions involving letters of credit or on banks materially affecting the issuance of letters of credit by banks; and

            (j) Issuing Bank shall have received the issuance fee required in connection with the issuance of such Letter of Credit pursuant to Section
      3.5 hereof.

Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in this Section 3.2 (a) through (f). The Issuing Bank shall be entitled to rely on such certification without any duty of inquiry.

      3.3 NOTICE. The Issuing Bank will deliver to the Agent, concurrently or promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit.

Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as Exhibit C, to each Revolving Credit Bank of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

      3.4 LETTER OF CREDIT FEES. Company shall pay to the Agent for distribution to the Issuing Bank and the Revolving Credit Banks in accordance with the Percentages, Letter of Credit Fees as follows:

            (a) a per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto in the amount of the Applicable L/C Fee Percentage (determined with reference to Schedule
      1.1 of this Agreement), inclusive of the issuance fee of one-eighth of one percentage point (1/8%) per annum on the face amount thereof to be paid to Issuing Bank under Section 3.5 hereof.

            (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by or participated in, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any of the Banks any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase in an amount deemed material by Issuing Bank or such Bank the cost or expense to Issuing Bank or the Banks of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Issuing Bank or such Bank, as the case may be, the Company shall, within thirty days following demand for payment, pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by the Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost and expense, together with interest on each such amount from thirty days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or
      (ii) above, shall be promptly submitted to the Company and shall be conclusive evidence, absent manifest error, as to the amount thereof.

            (c) All payments by the Company to the Agent for distribution to the Issuing Bank or the Revolving Credit Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the principal office of the Agent or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clause (a) above shall be nonrefundable under all circumstances and shall be payable semi-annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

      3.5 ISSUANCE FEES. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees (including a letter of credit issuance fee of one eighth percentage point (1/8%) to be paid by Agent to Issuing Bank for its own account), the Company and the applicable Account Party shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or its Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of Issuing Office in effect from time to time.

      3.6   DRAWS AND DEMANDS FOR PAYMENT UNDER LETTERS OF CREDIT.

            (a) The Company and each applicable Account Party agree to pay to the Agent for the account of the Issuing Bank, on the day on which the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Issuing Bank relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Bank on such day, upon each such payment by the Issuing Bank, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to substitute for its Reimbursement Obligation, a Prime-based Advance from the Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof and, to the extent of the Prime-based Advance so disbursed, the Reimbursement Obligation of the Company or the applicable Account Party to the Agent under this Section
      3.6 shall be deemed satisfied.

            (b) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Revolving Credit Bank on such date unless the Company or applicable Account Party shall have satisfied its Reimbursement Obligation under Section 3.6(a) by payment to the Agent on such date. The Issuing Bank shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under Section 3.6(a) hereof.

            (c) Upon issuance by the Issuing Bank of each Letter of Credit hereunder, each Revolving Credit Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit and related Letter of Credit Payment based on its respective Percentage. Each Revolving Credit Bank, on the date a draft or demand under any Letter of Credit is honored, shall make its Percentage share of the amount paid by the Issuing Bank, and not reimbursed by the Company or applicable Account Party by payment to the Agent on such day, available in immediately available funds at the principal office of the Agent for the account of the Issuing Bank. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent for the account of the Issuing Bank at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed under Section 3.6(a) in respect of the Reimbursement Obligation of the Company and the applicable Account Party. If such Bank shall pay such amount to the Agent for the account of the Issuing Bank together with such interest, such amount so paid shall constitute a Primebased Advance by such Bank disbursed in respect of the Reimbursement Obligation of the Company or applicable Account Party under
      Section 3.6(a) for purposes of this Agreement, effective as of the date such amount was paid by the Issuing Bank. The failure of any Revolving Credit Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent for the account of the Issuing Bank shall not relieve any other Revolving Credit Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent for the account Issuing Bank.

            (d) Nothing in this Agreement shall be construed to require or authorize any Bank other than the Issuing Bank to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.

      3.7 OBLIGATIONS IRREVOCABLE. The obligations of Company and any Account Party to make payments to Agent for the account of the Issuing Bank or of the Revolving Credit Banks with respect to Reimbursement Obligations under Section
3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

            (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

            (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

            (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any other Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

            (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (e) Any failure, omission, delay or lack on the part of the Agent, the Issuing Bank or any other Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, the Issuing Bank, any other Bank or any such party under this Agreement, any of the Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, the Issuing Bank, any other Bank or any such party; or

            (f) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any Account Party against the Agent, the Issuing Bank or any other Bank. Nothing contained in this Section 3.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, the Issuing Bank or any Bank.

      3.8 RISK UNDER LETTERS OF CREDIT. (a) In the handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, and notwithstanding the granting of risk participation hereunder, the Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

            (b) Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Bank's regularly established practices and procedures and, Issuing Bank will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank, will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

            (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall, subject to Section 3.7 hereof, have no responsibility with respect to (i) the obligations of Company or any Account Party or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, (ii) the financial condition of, any representations made by, or any act or omission of Company, the applicable Account Party or any other Person, or

      (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Letters of Credit, in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledge that they have made and will continue to make their own evaluations of Company's creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank's officers, agents and employees.

            (d) If at any time Agent or the Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or the Issuing Bank, as the case may be, shall receive same for the PRO RATA benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Revolving Credit Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Credit Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage share of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

      3.9 INDEMNIFICATION. (a) The Company and each Account Party hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and none of the Issuing Bank, any Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that with respect to subparagraphs

(a)(i) through (a)(v) hereof, Company and Account Parties shall not be required to indemnify the Issuing Bank, the other Banks and the Agent and such other persons, and the Issuing Bank shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and the Account Parties which were caused by the Issuing Bank's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

      (b) It is understood that in making any payment under a Letter of Credit the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of the Banks under this Section that Company or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

      3.10 RIGHT OF REIMBURSEMENT. Each Revolving Credit Bank agrees to reimburse the Issuing Bank on demand (by payment to the Agent for the account of the Issuing Bank), pro rata in accordance with their Percentages, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Bank as a result of Issuing Bank's gross negligence or willful misconduct or wrongful dishonor of any Letter of Credit.


      4.    SWING LINE CREDIT

      4.1 SWING LINE ADVANCES. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth
(including Section 4.3), make one or more advances (each such

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
advance being a "Swing Line Advance") to Company from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed Two Million Dollars ($2,000,000) at any time outstanding; provided, HOWEVER, that after giving effect to all Swing Line Advances and all Revolving Credit Advances requested to be made on such date, the sum of the aggregate principal amount of all outstanding Advances and Letter of Credit Obligations shall not exceed the lesser of the then applicable (a) Revolving Credit Aggregate Commitment and (b) Borrowing Base. All Swing Line Advances shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Bank's commitment to make Revolving Credit Advances based upon its Percentage.

      4.2 ACCRUAL OF INTEREST; MARGIN ADJUSTMENTS. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

      4.3 REQUESTS FOR SWING LINE ADVANCES. Company may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by a person authorized by the Company to make such requests on behalf of Company, subject to the following and to the remaining provisions hereof:

            (a) each such Request for Swing Line Advance shall set forth the information required on the Request for Swing Line Advance including without limitation:

                      (i) the proposed date of Swing Line Advance, which must be a Business Day;

                     (ii) whether such Swing Line Advance is to be a Prime-based Advance or Quoted Rate Advance; and

                    (iii)     the duration of the Interest Period
            applicable thereto;

            (b) each such Request for Swing Line Advance shall be delivered to Swing Line Bank by 12:00 p.m. (Detroit time) on the proposed date of the Swing Line Advance;

            (c) the principal amount of such requested Swing Line Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the Letter of Credit Obligations, shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

            (d) the principal amount of such Swing Line Advance shall be at least Five Hundred Thousand Dollars ($500,000) or any larger amount in multiples of One Hundred Thousand Dollars ($100,000);

            (e) each Request for Swing Line Advance, once delivered to Swing Line Bank, shall not be revocable by Company, and shall constitute and include a certification by the Company as of the date thereof that:

                      (i) both before and after the Swing Line Advance, the
            obligations of the Company and the Guarantors set forth in this Agreement and the Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

                     (ii) to the best knowledge of Company all conditions to Advances have been satisfied;

                    (iii) there is no Default or Event of Default in existence, and none shall exist upon the making of the Swing Line Advance; and

                     (iv) the representations and warranties contained in this
            Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of and immediately after the making of the Swing Line Advance.

Swing Line Bank shall promptly deliver to Agent by telecopier a copy of any Request for Swing Line Advance received.

      Swing Line Bank, may, at its option, lend under this Section 4 upon the telephone request of an authorized officer of Company and, in the event Swing Line Bank makes any such advance upon a telephone request, the requesting officer shall, if so requested by Swing Line Bank, fax to Swing Line Bank, on the same day as such telephone request, a Request for Advance. Company hereby authorizes Swing Line Bank to disburse advances under this Section 4 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the

Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.

      4.4 DISBURSEMENT OF SWING LINE ADVANCES. Subject to submission of an executed Request for Swing Line Advance by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to Company the amount so requested, in same day funds, not later than 4:00 p.m. (Detroit time) on the date of such Swing Line Advance by credit to an account of Company maintained with Swing Line Bank or to such other account or third party as Company may reasonably direct. Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

      4.5   REFUNDING OF OR PARTICIPATION INTEREST IN SWING LINE
ADVANCES.

            (a) The Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Bank, shall) on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf) request each Revolving Credit Bank (including the Swing Line Bank in its capacity as a Revolving Credit Bank) to make a Prime-based Advance of the Revolving Credit in an amount equal to such Revolving Credit Bank's Percentage of the principal amount of the Swing Line Advances (the "Refunded Swing Line Advances") outstanding on the date such notice is given; provided that (i) at any time as there shall be a Swing Line Advance outstanding for more than thirty days, the Agent shall, on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Revolving Credit Bank (including the Swing Line Bank) to make a Revolving Credit Advance in an amount equal to such Revolving Credit Bank's Percentage of the principal amount of such outstanding Swing Line Advance, (ii) Swing Line Advances may be prepaid by the Borrower in accordance with the provisions of Section 5.7 or Section
      12.1 hereof and (iii) Quoted Rate Advances which are converted to Revolving Credit Advances at the request of the Agent at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section 5.7. Unless any of the events described in Section 10.1(j) shall have occurred (in which event the procedures of paragraph
      (b) of this Section 4.5 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Credit Bank shall make the proceeds of its Revolving Credit Advance available to the Agent for the ratable benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) prior to 11:00 a.m. Detroit time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances.

            (b) If, prior to the making of a Revolving Credit Advance pursuant to paragraph (a) of this Section 4.5, one of the events described in
      Section 10.1(j) shall have occurred, each Revolving Credit Bank will, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Bank an undivided participating interest in the Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Bank will immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a Swing Line Bank Participation Certificate in the form of Exhibit F dated the date of receipt of such funds and in such amount.

            (c) Each Bank's obligation to make Revolving Credit Advances and to purchase participation interests in accordance with clauses (a) and (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the Company or any other Person; (v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause (a) or (b) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Alternate Base Rate thereafter.

      5.    MARGIN ADJUSTMENTS; INTEREST PAYMENTS

      5.1 MARGIN ADJUSTMENTS. Adjustments in the Margin applicable to Eurocurrency-based Advances, the Applicable Commitment Fee
Percentage and the Applicable L/C Fee Percentage, each based upon the Fixed Charge Coverage Ratio, shall be implemented on a quarterly basis as follows:

            (a) Such adjustments shall be given prospective effect only, effective (i) as to all Prime-based Advances outstanding hereunder, the Applicable Commitment Fee Percentage and the Applicable L/C Fee Percentage, upon the required date of delivery of the financial statements under Sections 8.1(a) and 8.1(b) hereunder, in each case establishing applicability of the appropriate adjustment, and (ii) as to each Eurocurrencybased Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the date of the delivery of such financial statements, in each case with no retroactivity or claw-back. In the event Company fails timely to deliver the financial statements required under Section 8.1(a) or 8.1(b), then from the date delivery of such financial statements was required until such financial statements are delivered, the margins and fee percentages shall be those set forth under the Level IV Column of the pricing matrix attached to this Agreement as Schedule 1.1.

            (b) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon any change in the Margin level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

            (c) Such Margin adjustments under this Section 5.1 shall be made irrespective of, and in addition to, any other interest rate adjustments hereunder.

            (d) From the date hereof until the required date of delivery under
      Section 8.1(b) of the Company's financial statements for the fiscal quarter ending September 30, 1996, the margins and fee percentages shall be those set forth under the Level II column of the pricing matrix attached to this Agreement as Schedule 1.1.

      5.2 PRIME-BASED INTEREST PAYMENTS. Interest on the unpaid balance of all Prime-based Advances from time to time outstanding shall accrue from the date of such Advances to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Advance is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Primebased Rate.

      5.3 EUROCURRENCY-BASED INTEREST PAYMENTS. Interest on each Eurocurrency-based Advance having a related Eurocurrency-Interest Period of 3 months or less shall accrue at its Eurocurrency-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable in immediately available funds on each Eurocurrencybased Advance outstanding from time to time having a EurocurrencyInterest Period of 6 months or longer, at intervals of 3 months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

      5.4 QUOTED RATE ADVANCE INTEREST PAYMENTS. Interest on each Quoted Rate Advance shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

      5.5 INTEREST PAYMENTS ON CONVERSIONS. Notwithstanding anything to the contrary in Sections 5.2 and 5.3, all accrued and unpaid interest on any Revolving Credit Advance refunded or converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is refunded or converted.

      5.6 INTEREST ON DEFAULT. Notwithstanding anything to the contrary set forth in Sections 5.2, 5.3 and 5.4, in the event and so long as any Event of Default shall exist under this Agreement, interest shall be payable daily on the principal amount of all Advances from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate (and, with respect to Eurocurrencybased Advances calculated on the bases of the maximum Margins) in respect of each such Advance, plus, in the case of Eurocurrencybased Advances and Quoted Rate Advances, three percent (3%) per annum for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances, at a per annum rate equal to the Prime-based Rate, plus three percent (3%).

      5.7 PREPAYMENT. Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) at any time, provided that the amount of any partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding, if any, under the Revolving Credit Notes shall be at least One Million Dollars ($1,000,000) and the aggregate amount outstanding under all Swing Line Advances shall be at least Five Hundred Thousand Dollars ($500,000). Company may prepay all or part of any Eurocurrencybased Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000), and the unpaid portion of such Advance which is refunded or converted under Section 2.7 shall be at least Two Million Dollars ($2,000,000). Company may prepay Quoted Rate Advances only on the last day of the Interest Period applicable thereto. Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Revolving Credit, whether by acceleration, mandatory or required prepayment or otherwise, shall be subject to
Section 12.1 hereof, but otherwise without premium, penalty or prejudice.

      6.    CONDITIONS

      The obligations of Banks to make Advances pursuant to this Agreement are subject to the following conditions; provided, however that Sections 6.1 through
6.10 below shall only apply to the initial Advances or loans hereunder:

      6.1 EXECUTION OF NOTES AND THIS AGREEMENT. Company shall have executed and delivered to Agent for the account of each Bank, the Revolving Credit Notes, the Swing Line Note, this Agreement and the other Loan Documents to which it is a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Revolving Credit Notes, the Swing Line Note, the Loan Documents and this Agreement shall be in full force and effect.

      6.2 CORPORATE AUTHORITY. Agent shall have received, with a counterpart thereof for each Bank:

            (a) In connection with the Company, a certificate of Responsible Officer as to:

                  i)    resolutions of the Board of Directors
            evidencing approval of the transactions contemplated by this Agreement and the Notes and authorizing the execution and delivery thereof and the borrowing of Advances and the requesting of Letters of Credit hereunder,

                  ii) the incumbency and signature of the officers of the Company executing any Loan Document,

                  iii) a certificate of good standing or continued existence (or the equivalent thereof) from the State of Delaware, and from every state or other jurisdiction listed on Schedule 6.2 hereof, and

                  iv) copies of Company's articles of incorporation
            and bylaws or other constitutional documents;

            (b) in connection with each Guarantor, a certificate from an authorized officer of such Guarantor as to:

                  i) resolutions of such Guarantor evidencing approval of the transactions contemplated by the Loan Documents to which such Guarantor is a party and authorizing the execution and delivery thereof,

                  ii) the incumbency and signature of the officers of such Guarantor executing any Loan Document to which such Guarantor is a party,

                  iii) a certificate of good standing from the state or other jurisdiction of such Guarantor's incorporation, and from every state or other jurisdiction in which such Guarantor is qualified to do business, if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in
            Section 7.1, hereof,

                  iv) copies of such Guarantor's constitutional documents, and

                  v) a certificate of incorporation or comparable certificate certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of such Guarantor.

      6.3 COLLATERAL DOCUMENTS AND GUARANTIES. (a) As security for all Indebtedness of Company to the Banks hereunder, (i) the Company shall have executed and delivered to the Agent the Security
Agreement and (ii) each Guarantor shall have executed and delivered to the Agent the Guaranty and the Security Agreement; and

      (b) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements) required to be filed in connection with the Security Agreement to create, in favor of the Agent (for and on behalf of the Banks), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule
6.3 and with the United States Patent and Trademark Office, or other office, as the case may be.

      6.4 INSURANCE. The Agent shall have received evidence satisfactory to it that the Company has obtained the insurance policies required by Section 8.5 hereof and that such insurance policies are in full force and effect.

      6.5 COMPLIANCE WITH CERTAIN DOCUMENTS AND AGREEMENTS. The Company and each Guarantor (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

      6.6 OPINION OF COUNSEL. Company and each Guarantor shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Bank, opinions of counsel to the Company and such Guarantor, dated the date hereof, and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

      6.7 COMPANY'S CERTIFICATE. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a Responsible Officer of Company dated the date of the making of Advances hereunder, stating that to the best of his or her knowledge after due inquiry, (a) the conditions of paragraphs 6.1 and
6.4 hereof have been fully satisfied; (b) the representations and warranties made by Company, each Guarantor or any other party to any of the Loan Documents (excluding the Agent and Banks) in this Agreement or any of the Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; and (c) no Default or Event of Default shall have occurred and be continuing, and there shall have been no material adverse change in the financial condition, properties, business, results or operations of the Company and its Subsidiaries taken as a whole from September 30, 1996 to the date of the making of the first borrowing hereunder.

      6.8 PAYMENT OF FEES. Company shall have paid to the Agent all fees, costs and expenses required hereunder to be paid to Agent upon execution of this Agreement.

      6.9 ASSIGNMENT OF EXISTING CREDIT AGREEMENT. Intrust Bank, N.A. shall have executed and delivered to the Agent, for the benefit of the Banks, an Assignment of the Existing Credit Agreement, acknowledged by the Company and ColorTyme, in form and substance satisfactory to the Agent and the Banks.

      6.10 OTHER DOCUMENTS AND INSTRUMENTS. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as each of the Banks may reasonably request in connection with the making of Advances or issuance of Letters of Credit hereunder, and all such instruments and documents shall be satisfactory in form and substance to Agent and each Bank.

      6.11 CONTINUING CONDITIONS. The obligations of the Banks to make Advances (including the initial Advance) under this Agreement shall be subject to the continuing conditions that:

            (a) the Agent shall have received, as required by Section 2.3, with a counterpart for each Bank, a Request for Revolving Credit Advance, with appropriate insertions and attachments, satisfactory in form and substance to the Agent and its counsel, executed and delivered by a Responsible Officer of the Company; and

            (b) the Agent shall have received, with a counterpart for each Bank, a Borrowing Base Certificate in accordance with Section 8.2, showing the Borrowing Base as of the end of the calendar month immediately preceding the date of the requested Advance.

      7.    REPRESENTATIONS AND WARRANTIES

      Company represents and warrants that as of the Effective Date:

      7.1 CORPORATE AUTHORITY. Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware; each Guarantor is a corporation or other business entity duly organized and existing in good standing under the laws of the state of its incorporation; each other Subsidiary is duly organized and existing in good standing under the laws of the state of its incorporation; and each of the Company and each of its Subsidiaries is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a material adverse effect on their respective businesses.

      7.2 DUE AUTHORIZATION - COMPANY. Execution, delivery and performance of this Agreement, the other Loan Documents and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be so executed and delivered), and the issuance of the Notes by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's organizational documents and, except as have been previously obtained or as referred to in Section 7.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

      7.3 DUE AUTHORIZATION - GUARANTORS. Execution, delivery and performance of the Guaranty, and all other documents and instruments required of Guarantors under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered) are within the partnership or corporate powers of each such Guarantor, have been duly authorized, are not in contravention of law or the terms of such Guarantor's organizational documents, and, except as have been previously obtained (or as referred to in Section 7.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

      7.4 LIENS. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the property owned by Company or any of its Guarantors except for Liens permitted pursuant to Section 9.2.

      7.5 TAXES. Company and each of its Guarantors has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of Company or such Guarantor as may be required by GAAP.

      7.6 NO DEFAULTS. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of the Company or any of its Guarantors which is permitted hereunder or of any agreement relating thereto.

      7.7 ENFORCEABILITY OF AGREEMENT AND LOAN DOCUMENTS -COMPANY. This Agreement, each of the other Loan Documents to which Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

      7.8 ENFORCEABILITY OF LOAN DOCUMENTS -- GUARANTORS. The Loan Documents to which each of the Guarantors is a party, and all certificates, documents and agreements executed in connection therewith by the Guarantors have each been duly executed and delivered by the duly authorized officers of the Guarantors and constitute the valid and binding obligations of such Guarantors, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

      7.9 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 7.9, each of the Company and each of its Guarantors has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including without limitation, all Consumer Credit Laws in effect from time to time, except to the extent that failure to comply therewith would not materially interfere with the conduct of the business of Company and its Guarantors taken as a whole, or would not have a Material Adverse Effect; except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in Schedule 7.9 hereof, and without limiting the generality of Section 7.12, there have been no past, and there is no pending or threatened, litigation, action, proceeding or controversy affecting the Company or any of its Guarantors, and no pending or threatened complaint, notice or inquiry to the Company or any of its Guarantors, regarding potential liability of the Company or any of its Guarantors, or any officer, director, agent or employee of the Company or any Guarantor under or arising from any Consumer Credit Law; and, to the knowledge of the Company, no facts or situation exists that could form the basis for any such litigation, action, proceeding, controversy, complaint, notice or inquiry.

      7.10 NON-CONTRAVENTION -- COMPANY. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by Company are not in contravention of the terms of any indenture, agreement or undertaking to which Company or any of its Guarantors is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

      7.11 NON-CONTRAVENTION -- GUARANTORS. The execution, delivery and performance of those Loan Documents signed by the Guarantors, and any other documents and instruments required under or in connection with this Agreement by the Guarantors are not in contravention of the terms of any indenture, agreement or undertaking to which any Guarantor or Company is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

      7.12 NO LITIGATION. Except for De Minimis Matters or as set forth on
Schedule 7.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of Company, affecting Company or any Guarantor (other than any suit, action or proceeding in which Company or such Guarantor is the plaintiff and in which no counterclaim or crossclaim against Company or such Guarantor has been filed), nor has Company or any of its Guarantors or any of its or their officers or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company or a Guarantor, as applicable, which suits, if resolved adversely to Company or any of its Guarantors, are reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 7.12, there is not outstanding against Company or any Guarantor any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is Company or any Guarantor in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would reasonably be expected to have a Material Adverse Effect.

      7.13 CONSENTS, APPROVALS AND FILINGS, ETC. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by Company of this Agreement, any of the other Loan Documents to which it is a party, or any other documents or instruments to be executed and or delivered by Company in connection therewith or herewith; (ii) by any Guarantor, of any of the other Loan Documents to which such Guarantor is a party, or (iii) by Company or any of the Guarantors, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Security Agreement to perfect liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

      7.14 AGREEMENTS AFFECTING FINANCIAL CONDITION. Neither the Company nor any of its Guarantors is party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Guarantors (taken as a whole).

      7.15 NO INVESTMENT COMPANY OR MARGIN STOCK. Neither the Company nor any of its Guarantors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Guarantors is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by the Company or any of its Guarantors to purchase or carry margin stock or will be made available by the Company or any of its Guarantors in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

      7.16 ERISA. Neither Company nor any of its Guarantors maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 7.16 hereto; and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to any of the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto, and no "reportable event" or "prohibited transaction", as defined in ERISA, has occurred with respect to any Pension Plan, and all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

      7.17 CONDITIONS AFFECTING BUSINESS OR PROPERTIES. Neither the respective businesses nor the properties of Company or any of its Guarantors is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (not covered by insurance), which materially adversely affects, or if such event or condition were to continue for more than ten (10) additional days would reasonably be expected to materially adversely affect, any such businesses or properties of Company and its Guarantors (taken as a whole).

      7.18  ENVIRONMENTAL AND SAFETY MATTERS.  Except as set forth in
Schedule 7.18 and except for such matters as are not likely to have a Material Adverse Effect:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Guarantors, have been, and continue to be, owned or leased by the Company and the Guarantors in material compliance with all Hazardous Material Laws;

            (b) to the best knowledge of the Company, there have been no past, and there are no pending or threatened

                      (i) claims, complaints, notices or requests for information received by the Company or any of its Guarantors with respect to any alleged violation of any Hazardous Material Law, or

                     (ii) complaints, notices or inquiries to the Company or any of its Guarantors regarding potential liability under any Hazardous Material Law; and

            (c) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Guarantors which, with the passage of time, or the giving of notice or both, would give rise to liability under any Hazardous Material Law.

      7.19 SUBSIDIARIES. The Company has no Subsidiaries, except as disclosed on Schedule 7.19 hereto.

      7.20 ACCURACY OF INFORMATION. (a) Each of the Company's financial statements previously furnished to Agent and the Banks prior to the date of this Agreement, has been prepared in accordance with GAAP and is complete and correct in all material respects and fairly presents (subject to year-end adjustments in the case of interim statements) the financial condition of Company and the results of its operations for the periods covered thereby.

            (b) Since September 30, 1996 through the Effective Date there has been no material adverse change in the financial condition of Company or its Guarantors taken as a whole; to the best knowledge of Company, neither Company nor any of its Guarantors has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the September

30, 1996 balance sheets, as applicable, except as set forth on Schedule 7.20 hereof, and at the present time there are no unrealized or anticipated losses from any present commitment of Company or any of its Guarantors which in the aggregate is likely to have a Material Adverse Effect.

      7.21 NO CHANGE IN REQUIREMENTS OF LAWS. There has been no introduction of or change in any Consumer Credit Laws or any other applicable federal, state, or local laws, ordinances, codes, rules, regulations and guidelines (such as the enactment of any proposed regulation of rental purchase transactions as credit sales subject to interest rate limitations and other consumer lending restrictions) which would have a Material Adverse Effect.

      8.    AFFIRMATIVE COVENANTS

      Company covenants and agrees that it will, and, as applicable, it will cause each of its Guarantors, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Company of all other obligations under this Agreement and the other Loan Documents, unless the Majority Banks shall otherwise consent in writing:

      8.1 FINANCIAL STATEMENTS. Furnish to the Agent with sufficient copies for each Bank:

            (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company a copy of the audited financial statements of the Company as at the end of such year and the related audited statements of income, accumulated earnings, cash flows and cash basis income for such year, setting forth in each case in comparative form the figures for the previous year, certified by a nationally recognized certified public accountant satisfactory to the Agent and the Banks as being fairly stated in all material respects; and

            (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited financial statements of the Company as at the end of such quarter and the related unaudited statements of income, accumulated earnings, cash flows and cash basis income of the Company for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects.

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the quarterly financial statements delivered hereunder will not be required to include footnotes and will be subject to year-end adjustments.

      8.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Issuing Bank with sufficient copies for each Bank:

            (a) as soon as available, but in any event not later than fifteen (15) days after the end of each calendar month,

                  (i) a Borrowing Base Certificate executed by a Responsible Officer, substantially in the form attached hereto as Exhibit K; and

                  (ii) a "BOR Report" (reporting the total number of rental
            units under Rental Contract as of the end of such calendar month);
            and

                  (iii) a "Reconciliation Report" (showing the number of stores opened, closed and/or acquired during such calendar month; and for any stores which are opened or acquired during such calendar month, the address (including the county) of each such store); and

                  (iv) an "Idle Inventory Report" (showing the amount of inventory not under Rental Contract as of the end of such calendar month); and

                  (vi) a "Delinquency Report" (showing the percentage of Rental
            Contracts one day or more past due as of the last Saturday of such calendar month);

            (b) not later than 180 days following the end of each fiscal year of the Company, a copy of the projections by the Company of the balance sheets, operating budget and cash flow budget of the Company and its Subsidiaries, covering, on a quarterly basis, the two year period following the last day of the fiscal year then ending, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

            (c) together with the financial statements to be delivered pursuant to Section 8.1, a Covenant Compliance Certificate executed by a Responsible Officer, substantially in the form attached hereto as Exhibit H;

            (d) at the request of the Agent or any Bank, together with the financial statements to be delivered pursuant to Section 8.1(a), a "Same Store Sales Report" (which report compares annual sales of the Company for the fiscal year then ending with annual sales of the Company during the prior fiscal year on a store by store basis);

            (e) not later than 60 days following the end of each fiscal quarter of the Company, a schedule of pending litigation of the Company in which the amount in controversy exceeds $500,000, in form satisfactory to the Agent and in reasonable detail (including the amount in controversy), certified as to accuracy by a Responsible Officer to the best of such Responsible Officer's knowledge;

            (f) as soon as available, the Company's 10-Q and 10-K Reports filed with the U.S. Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the Company's fiscal quarters, and with respect to the 10-K Report, within one hundred five (105) days after and as of the end of each of Company's fiscal years, and, as soon as available, copies of all other documents filed by the Company with the Securities and Exchange Commission (other than any registration statement and prospectus included therein relating to an employee benefit plan and filed on Form S-8 or any successor form) and copies of any orders in any proceedings to which the Company or any Subsidiary is a party issued by any governmental agency;

            (g) promptly as issued, all press releases, notices to shareholders and all other material written communications transmitted to the general public or to the trade or industry in which the Company is engaged; and

            (h) promptly, such additional financial and other information, or other reports as any Bank may from time to time reasonably request.

      8.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

      8.4   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

            (a) Continue to engage solely in the rent-to-own business (or in the franchising of such business) as now conducted by it and preserve, renew and keep in full force and effect its existence;

            (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 9.4; and

            (c) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.5 MAINTENANCE OF PROPERTY; INSURANCE. The Company will maintain, cause to be maintained or cause each Guarantor to maintain with responsible insurance companies insurance with respect to the Collateral, its or their properties and business, against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, and will furnish to the Agent prior the initial Advance, and upon request by any Bank at reasonable intervals thereafter, a certificate of a Responsible Officer, as well as independent evidence of coverage, setting forth the nature and extent of all insurance policies maintained by the Company or any Guarantor in accordance with this Section. The Company shall give immediate written notice to the Banks and to the insurers of any significant loss or damage to the Collateral or other property to be insured and shall promptly file proofs of loss with such insurers.

      8.6   INSPECTION OF PROPERTY; BOOKS AND RECORDS, DISCUSSIONS.

      Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) to examine Company's and each Guarantor's books, accounts, records, ledgers and assets and properties of every kind and description (including without limitation, all promissory notes, security agreements, customer applications, vehicle title certificates, chattel paper, Uniform Commercial Code filings) wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank, and
(b) if an Event of Default has occurred and is continuing, then at any time and from time to time at the request of the Majority Banks, to conduct full or partial collateral audits, with all reasonable costs and expenses of such audits to be reimbursed by Company; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and its Guarantors (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the banks set forth in Section 14.12 hereof.

      8.7   NOTICES.  Promptly give notice to the Agent of:

            (a) the occurrence of any Default or Event of Default of which the Company has knowledge;

            (b) any (i) default or event of default under any Contractual Obligation of the Company or any Guarantor or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Guarantor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

            (c) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or
      (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

            (d) after the effectiveness thereof, any material amendment, supplement or other modification of (i) the operations manual of the Company, or the Company's management information system which permits the daily tracking of each store's rental and collection activity, or (ii) the Company's accounting policies regarding its Rental Contracts;

            (e) a material adverse change in the business, operations, property, or financial condition of the Company; and

            (f) any introduction of or change in any Consumer Credit Laws or any other applicable federal, state, or local laws, ordinances, codes, rules, regulations and guidelines (such as the enactment of any proposed regulation of rental purchase transactions as credit sales subject to interest rate limitations and other consumer lending restrictions) which would have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

      8.8   HAZARDOUS MATERIAL LAWS.

            (a) Use and operate all of its facilities and properties in material compliance with all material Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

            (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Company of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Majority Banks any actions and proceedings relating to compliance with Hazardous Material Laws to which the Company is named as a party; and

            (c) Provide such information and certifications which any Bank may reasonably request from time to time to evidence compliance with this
      Section 8.8.

      8.9 MAINTAIN MINIMUM TANGIBLE NET WORTH. Maintain at all times a minimum Tangible Net Worth of $30,000,000.

      8.10 FIXED CHARGE COVERAGE RATIO. Maintain, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 2.50 : 1.0.

      8.11 LEVERAGE RATIO. Maintain, as of the end of each fiscal quarter, a Leverage Ratio of not more than 0.50 : 1.0.

      8.12 TAXES. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a Material Adverse Effect.

      8.13 GOVERNMENTAL AND OTHER APPROVALS. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by Company, of this Agreement, the Loan Documents, or any other documents or instruments to be executed and/or delivered by Company in connection therewith or herewith; and (ii) by each of the Guarantors, of the Loan Documents to which it is a party.

      8.14 COMPLIANCE WITH ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan.

      8.15 ERISA NOTICES. Promptly notify Agent upon the occurrence of any of the following events:

            (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

            (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

            (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

            (d) the failure of the Company or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

            (e) the withdrawal of the Company or any Subsidiary from any multiemployer plan (as defined in Section 3(37) of ERISA; or

            (f) the occurrence of a "reportable event" which is required to be reported by the Company under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is likely to have a Material Adverse Effect.

      8.16 OFFICES; FTC. The Company agrees that it will and will cause each of the Guarantors to operate each of its offices as a licensed location in the jurisdiction requiring such license in conformity with all such licensing and other laws applicable to the origination of Rental Contracts, Sales Finance Agency Acts, or any other law regulating the rent-to-own industry if failure to do so would reasonably be expected to have a Material Adverse Effect. To the extent the Company does not have a license for each location, it will immediately procure a license or advise the Agent of the reason that it is exempt from such licensing requirement or that no

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such licensing requirement exists in the jurisdiction of such location.

      8.17 SECURITY. The Company hereby agrees to take such actions as the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral.

      8.18 PERFORMANCE OF CONTRACT DUTIES, DEFENSE OF COLLATERAL. The Company warrants that it has performed, and covenants and agrees that it will continue to perform, in all material respects its duties and obligations under each Rental Contract. The Company covenants to defend the Collateral from any Liens other than Liens permitted by Section 9.2.

      8.19 POSSESSORY PERFECTION IN CONTRACT COLLATERAL. The Company covenants that it will, beginning no later than the date 60 days after the Effective Date, prominently stamp or mark (or cause to be so stamped or marked) each original Rental Contract originated on or after such date with the legend set forth below:

      "Renters Choice, Inc. has collaterally assigned its rights in this Rental Contract to Comerica Bank as agent for itself and certain other Banks.

      8.20 USE OF PROCEEDS. The initial Advances made to the Company shall be used by Company (i) to pay the costs and expenses of the transactions contemplated by this Agreement which are due and payable on the closing date, and (ii) for the payment of any monies due in connection with the assignment of the Existing Credit Agreement; and the proceeds of any subsequent Advances made hereunder shall be used by Company solely for the general business purposes including without limitation working capital and to finance Permitted Acquisitions. Company shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G, T, U or X of said Board of Governors or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

      8.21  SUBSIDIARIES; GUARANTIES.

            (a) Cause ColorTyme Financial Services, Inc., a Texas corporation and a wholly-owned Subsidiary of ColorTyme to be merged into ColorTyme within forty-five (45) days after the Effective Date.

            (b) Not permit ColorTyme Life Insurance Company, an Arizona corporation and a wholly-owned Subsidiary of ColorTyme, to actively conduct any business other than the

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      holding of reserves (as required by Arizona state law) for the payment of its obligations under certain life insurance policies issued by it prior to the date hereof.

            (c) With respect to each Person which becomes a Subsidiary of the Company subsequent to the Effective Date, within thirty days of the date such new Subsidiary is created or acquired (but in any event before any payments under the Rental Contracts owned by such Subsidiary shall be included in the Borrowing Base), cause such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, (a) a Joinder Agreement whereby such Subsidiary becomes obligated as a Guarantor under the Guaranty and (b) a Security Agreement, together with such financing statements and other supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.

      8.22 FURTHER ASSURANCES. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

      9.    NEGATIVE COVENANTS

      Company covenants and agrees that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Company and the Guarantors of all other obligations under this Agreement and the other Loan Documents, without the prior written consent of the Majority Banks it will not, and will not permit any of the Guarantors, to:

      9.1 LIMITATION ON DEBT. Create, incur, assume or suffer to exist any Debt, except:

            (a) Indebtedness in respect of the Notes, the Letters of Credit and other obligations of the Company or any Guarantor under this Agreement and the other Loan Documents to which it is a party;

            (b) any Debt set forth in Schedule 9.1 attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

            (c) Debt of the Company or a Guarantor incurred to finance the acquisition of motor vehicles (whether pursuant to

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      a loan or a Financing Lease) in an aggregate principal amount not exceeding $5,000,000 at any time outstanding and other Debt of the Company or a Guarantor incurred to finance the acquisition of fixed or capital assets other than motor vehicles (whether pursuant to a loan or a Financing Lease) in an aggregate amount not exceeding $1,000,000 at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

            (d) Debt of the Company or a Guarantor arising in connection with non-competition agreements entered into by the Company or such Guarantor in connection with Permitted Acquisitions, in an aggregate amount not exceeding $5,000,000 at any one time;

            (e) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.12;

            (f) current unsecured trade, utility or nonextraordinary accounts payable arising in the ordinary course of Company's or such Guarantor's businesses; and

            (g) additional Debt not exceeding $2,000,000 in aggregate principal amount at any one time outstanding, provided that only the principal component of obligations shall be considered in calculating such $2,000,000 amount.

      9.2 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Permitted Liens;

            (b) Liens securing Debt permitted by Section 9.1(b) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

            (c) any Lien securing indebtedness assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to

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      the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition;

            (d) Liens in favor of Agent, as security for the Indebtedness; and

            (e) other Liens, existing on the Effective Date, set forth on
      Schedule 9.2.

      9.3 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except the Guaranties or the Permitted Guarantees.

      9.4 ACQUISITIONS. Other than Permitted Acquisitions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

      9.5 LIMITATION ON MERGERS, OR SALE OF ASSETS. Except as permitted under Sections 8.21 and 9.4 hereof, enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

            (a) inventory leased or sold pursuant to Rental Contracts in the ordinary course of business;

            (b) obsolete or worn out property, property no longer useful in the conduct of Company's business or property from closed offices, in each case disposed of in the ordinary course of business; and

            (c) other property (except any property subject to a Lien pursuant to the Security Agreement) in an amount not to exceed $400,000 disposed of during any fiscal year of the Company.

      9.6 DIVIDENDS. Declare or pay any dividend or make any distribution on its capital stock or to its stockholders, or purchase, redeem or otherwise acquire or retire for value their capital stock, except for dividends and other distributions by Subsidiaries of the Company or any Guarantor to the Company or such Guarantor, as the case may be, provided that no Default or Event of Default has occurred and is continuing at the time such dividends or other distributions are declared and at the time such dividends or other distributions are paid.

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      9.7 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for:

            (a) Permitted Acquisitions permitted by Section 9.4, to the extent assets are acquired which constitute Capital Expenditures; and

            (b) expenditures in the ordinary course of business not exceeding, in the aggregate for the Company during any fiscal year of the Company, $5,000,000.

      9.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities, of or any assets constituting a business unit of, or make any other investment in, any Person, except:

            (a) Permitted Investments;

            (b) extensions of trade credit in the ordinary course of business;

            (c) loans and advances to officers and employees of the Company for travel and entertainment in the ordinary course of business in an aggregate amount, not to exceed $200,000 at any one time outstanding;

            (d) investments in the Guarantors in an aggregate amount not to exceed 25% of the consolidated net worth of the Company, determined in accordance with GAAP, at any one time outstanding; and

            (e) Permitted Acquisitions permitted pursuant to Section 9.4.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 9.9 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

      9.9 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Guarantor's business and is upon fair and

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reasonable terms no less favorable to the Company or such Guarantor than it would obtain in a comparable arms length transaction with a Person not a Guarantor.

      9.10 SALE AND LEASEBACK. Except as permitted by Section 9.1(b), enter into any arrangement with any Person providing for the leasing by the Company or any Guarantor of real or personal property which has been or is to be sold or transferred by the Company or such Guarantor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Guarantor, as the case may be.

      9.11 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allow to exist, any agreement, document or instrument which would restrict or prevent Company and its Guarantors from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens.

      9.12 PREPAYMENT OF DEBTS. Prepay, purchase, redeem or defease any Debt for money borrowed or any capital leases excluding, subject to the terms hereof, the Indebtedness, and excluding paydowns from time to time of permitted working capital facilities or other revolving debt and mandatory payments, prepayments or redemptions for which Company or any Guarantor is obligated as of the date hereof.

      10.   DEFAULTS

      10.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

            (a) non-payment when due of (i) the principal or interest under any of the Notes issued hereunder in accordance with the terms thereof, (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case of interest payments and Fees, continuance thereof for three (3) Business Days;

            (b) non-payment of any money by Company under this Agreement or by Company or any Guarantor under any of the Loan Documents, other than as set forth in subsection (a), above within five Business Days after notice from Agent that the same is due and payable;

            (c) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 2.7, 3.6, 8.1, 8.2, 8.4(a), 8.6, 8.7, 8.9 through 8.11, 8.20, or 9 (in its entirety);

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
            (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Company and continuance thereof for a period of thirty (30) consecutive days;

            (e) any representation or warranty made by Company or any Guarantor herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue or misleading in any material adverse respect when made;

            (f) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Guarantor set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document;

            (g) default (i) in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder) of Company or any Guarantor in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of Company or any Guarantor with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, which with the giving of notice or passage of time or both would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money or terminate its commitment thereunder, as applicable;

            (h) the rendering of any judgment(s) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) individually or in the aggregate against Company or any Guarantor, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of forty five (45) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

            (i) the occurrence of a "reportable event", as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of the Company or any of its Guarantors for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting

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      any of Agent's or any Bank's other rights or remedies hereunder), or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan, which in either case could reasonably be expected to have a Material Adverse Effect;

            (j) the Company or any Guarantor shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered) or; if a creditors' committee shall have been appointed for the business of Company or any Guarantor; or if Company or any Guarantor shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any of its Guarantors); or if an order shall be entered approving any petition for reorganization of Company or any Guarantor; or the Company or any Guarantor shall take any action (corporate or other) authorizing or in furtherance any of the actions described above in this subsection;

            (k) J.E. Talley, or trust(s) established for his benefit or the benefit of Mary Ann Talley and their children, and Mark E. Speese, or trust(s) established for his benefit or the benefit of his spouse and their children, collectively cease to own legal or beneficial title to twenty percent (20%) or more of the voting stock of Company, or either J.E. Talley or Mark E. Speese ceases to exercise substantially the same or greater duties and responsibilities as such individual presently exercises in connection with the management and operation of the Company and its Subsidiaries; or

            (l) any provision of any Guaranty or the Security Agreement shall at any time for any reason cease to be valid and binding and enforceable against the Company or any of the Guarantors, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of the Guarantors shall deny that it has any or further liability or obligation under the Guaranty or

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      the Security Agreement, as the case may be, or the Guaranty or the
      Security Agreement, as the case may be, shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby.

      10.2 EXERCISE OF REMEDIES. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, upon being directed to do so by the Majority Banks, declare the Revolving Credit Aggregate Commitment terminated;
(b) the Agent shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (c) upon the occurrence of any Event of Default specified in subsection 10.1(j), above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal Indebtedness, including the Notes, shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the Loan Documents or law.

      10.3 RIGHTS CUMULATIVE. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

      10.4 WAIVER BY COMPANY OF CERTAIN LAWS. To the extent permitted by applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

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      10.5 WAIVER OF DEFAULTS. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section
14.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

      10.6  SET OFF.

      Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company but subject to the provisions of Section 11.3 hereof, (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and to Company of the occurrence thereof. The Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Company under this Agreement. The rights of each Bank under this Section 10.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

      11.   PAYMENTS, RECOVERIES AND COLLECTIONS

      11.1  PAYMENT PROCEDURE.

            (a) All payments by Company of principal of, or interest on, the Notes, or of Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 12:00 noon (Detroit time) in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289, (care of Agent's Eurocurrency Lending Office, for Eurocurrency-based Advances). Upon receipt

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      by the Agent of each such payment, the Agent shall make prompt payment in like funds received to each Bank as appropriate, or, in respect of Eurocurrency-based Advances, to such Bank's Eurocurrency Lending Office.

            (b) Unless the Agent shall have been notified by Company prior to the date on which any payment to be made by Company is due that Company does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Company has not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

            (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

            (d) All payments to be made by the Company under this Agreement or any of the Notes (including without limitation payments under the Swing Line Note) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

                  (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Advances of the Swing Line, pay to the Swing Line Bank which funded such Advances) such additional amounts

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                        as may be necessary to ensure that the Agent and/or such
                        Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                  (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company, of any such taxes payable by the Company.

      As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions hereunder, or the payment and or receipt of funds hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, Agent or any of the Banks).

      11.2 APPLICATION OF PROCEEDS OF COLLATERAL. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by Company or any Guarantor or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes on a pro rata basis (or in such order and manner as determined by the Majority Banks; subject, however, to the applicable Percentages of the loans held by each of the Banks), next, to any other Indebtedness on a PRO RATA basis, and then, if there is any excess, to Company or the applicable Guarantor, as the case may be. The application of such proceeds and other sums to the Revolving Credit Notes shall be based on each Bank's Percentage of the aggregate of the loans.

      11.3 PRO-RATA RECOVERY. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Indebtedness, such Bank shall purchase from the other Banks such participations in the Revolving Credit Notes and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage with each of

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them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      12.   CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

      12.1 REIMBURSEMENT OF PREPAYMENT COSTS. If Company makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by Company to Agent in accordance with the terms hereof requesting such Advance, or if Company fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, Company shall reimburse Agent and Banks, as the case may be on demand for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be shall have funded or committed to fund such Advance. Such amount payable by Company to Agent and Banks, as the case may be may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

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      12.2 AGENT'S EUROCURRENCY LENDING OFFICE. For any Advance to which the
Eurocurrency-based Rate is applicable, if Agent shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent, Agent shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

      12.3 CIRCUMSTANCES AFFECTING EUROCURRENCY-BASED RATE AVAILABILITY. If with respect to any Interest Period, Agent or the Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies Company that such circumstances no longer exist, the obligation of Banks to make Eurocurrency-based Advances, and the right of Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance shall be suspended, and the Company shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby together with accrued interest thereon, any amounts payable (but not yet paid) under
Section 12.1, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

      12.4 LAWS AFFECTING EUROCURRENCY-BASED ADVANCE AVAILABILITY. In the event that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank or the Agent shall forthwith give notice thereof to Company and the Agent. Thereafter the Agent shall so notify Company and the right of Company to convert an Advance or refund an Advance as a Eurocurrency-based Advance, shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, Company shall immediately prepay such

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Advance, together with interest to the date of payment, and any amounts payable under Sections 12.1 or 12.6 with respect to such prepayment and the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto.

      12.5 INCREASED COST OF EUROCURRENCY-BASED ADVANCES. In the event that any change in applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

            (a) shall subject the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income or revenues of the Agent or of any of the Banks (or any of their respective Eurocurrency Lending Offices) imposed by the United States of America or the jurisdiction in which such Bank's principal executive office is located); or

            (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) or the interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to the Agent or any of the Banks of making, funding or maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by the Agent or any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance then Agent or Bank, as the case may be, shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to Agent or such Bank such

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additional amount or amounts as will compensate Agent or such Bank or Banks for such increased cost or reduction. A certificate of Agent or such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error.

      For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

      12.6 INDEMNITY. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company to borrow on a date specified therefor in a Request for Revolving Credit Advance or (c) due to any payment or prepayment of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Revolving Credit Advance, whether required by another provision of this Agreement or otherwise. The Agent's and each Bank's (as applicable) calculations of any such loss or expense shall be furnished to the Company and shall be conclusively presumed correct, absent manifest error.

      12.7 OTHER INCREASED COSTS. In the event that after the date hereof the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies

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with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs"), then Agent or such Bank shall notify the Company, and thereafter the Company shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Advances hereunder; provided, however that the Company shall not be obligated to reimburse any Bank for any Increased Costs pursuant to this Section 12.7 unless such Bank notifies Company and the Agent within 180 days after such affected Bank has obtained actual knowledge of such Increased Costs (but in any event within 365 days after such affected Bank is required to comply with the applicable change in law). A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Company, reasonably promptly after becoming aware of any event described in this Section 12.7 and shall be conclusive, absent manifest error in computation.

      12.8 SUBSTITUTION OF BANKS. If (i) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 12.3 or
Section 12.4 or (ii) any Bank has demanded compensation under Section 12.5 (in each case, an "Affected Lender"), Company shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders (which may be one or more of the Banks (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Revolving Credit Note and assume the commitment (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Revolving Credit Note and assign its commitment to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender at least two Business Days prior to such sale, (i) the amount of any compensation which would be due to the Affected Lender under
Section 12.1 if Company has prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale and (ii) any additional compensation accrued for its account under Section 12.5 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Banks, the

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Affected Lender, as assignor, such Purchasing Lender, as assignee, Company and the Agent, with the subscribed consent of the Swing Line Bank shall enter into an Assignment Agreement pursuant to Section 14.8 hereof, whereupon such Purchasing Lender shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Percentage equal to its ratable share of the Revolving Credit Aggregate Commitment of the Affected Lender. In connection with any assignment pursuant to this Section 12.8, Company or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 14.8. Upon the consummation of any sale pursuant to this Section 12.8, the Affected Lender, the Agent and Company shall make appropriate arrangements so that, if required, each Purchasing Lender receives a new Revolving Credit Note.

      13.   AGENT

      13.1 APPOINTMENT OF AGENT. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage, but excluding any such expense resulting from Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      13.2 DEPOSIT ACCOUNT WITH AGENT. Company hereby authorizes Agent, in Agent's sole discretion, to charge its general deposit account(s), if any, maintained with Agent for the amount of any

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principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

      13.3 SCOPE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Company, or any Subsidiary or Affiliate of the Company, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Company of its obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for Company), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      13.4 SUCCESSOR AGENT. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. Additionally, Agent may be removed at any time by the Majority Banks upon the gross negligence or willful misconduct of Agent, or upon the failure by Agent to comply with the terms and conditions of this Agreement (but not otherwise). If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Company. Such successor agent shall thereupon become

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the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 13 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      13.5 AGENT IN ITS INDIVIDUAL CAPACITY. Comerica Bank, its Affiliates and their respective successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though Comerica Bank were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Company (or its Subsidiaries) as if Comerica Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

      13.6 CREDIT DECISIONS. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

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      13.7 AGENT'S FEES. Company shall pay to Agent the annual agency fee and such other fees and charges in the amounts and at the times set forth in the letter agreement between Company and Agent dated September 9, 1996, as such letter may be amended or restated from time to time. The Agent's Fees described in this Section 13.7 shall not be refundable under any circumstances.

      13.8 AUTHORITY OF AGENT TO ENFORCE NOTES AND THIS AGREEMENT. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Company, or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

      13.9 INDEMNIFICATION. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Company, but without limiting any obligation of Company to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Company, but without limiting the obligation of Company to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates is subsequently reimbursed by the Company for such amounts, it shall refund to the Banks on a pro

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rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

     13.10 KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Company. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by Company hereunder.

     13.11 AGENT'S AUTHORIZATION; ACTION BY BANKS. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

     13.12 ENFORCEMENT ACTIONS BY THE AGENT. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting

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in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

     14. MISCELLANEOUS

     14.1 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

     14.2 CONSENT TO JURISDICTION. Company, Agent and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan or Texas state court sitting in Dallas County, Texas in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Company, Agent and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court or Texas state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan or the State of Texas by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 14.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against Company or any Guarantor or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     14.3 LAW OF MICHIGAN. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     14.4 INTEREST. In the event the obligation of Company to pay interest on the principal balance of the Notes is or becomes in

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excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     14.5 CLOSING COSTS AND OTHER COSTS; INDEMNIFICATION. (a) Company agrees to pay, or reimburse the Agent for payment of, on demand (i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees (but without duplication of fees and expenses for the same services provided to the same party) and advances, appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) in connection with any Default or Event of Default, all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) and whether incurred through negotiations, legal proceedings or otherwise) in connection with the amendment, waiver or enforcement of this Agreement, or the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Company, if not paid when due, may be charged by Agent as a Prime-based Advance against the Indebtedness.

      (b) Company agrees to indemnify and save Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of Company or any

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
Guarantor under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 14.5(b).

      (c) Company agrees to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous Material Laws and/or (vii) any violation of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses, excluding however, those arising as a result of its or their gross negligence or willful misconduct. The obligations of Company under this Section 14.5(c) shall be in addition to any and all other obligations and liabilities the Company may have to Agent or any of the Banks at common law or pursuant to any other agreement.

     14.6 NOTICES. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on the signature pages hereof or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 14.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given 2 Business Days after the date on which it was sent, unless

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it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

     14.7 FURTHER ACTION. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

     14.8   SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

      (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Banks and their respective successors and assigns.

      (b) The foregoing shall not authorize any assignment by Company, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

      (c) The Company and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default, and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank. The Company authorizes each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective

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participant shall execute a confidentiality agreement consistent with the terms of Section 14.13 hereof.

      (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit I (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

          (i) each assignment shall cover all of the Notes issued by Company hereunder to the assigning Bank (and not any particular note or notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

          (ii) each assignment shall be in a minimum amount of Ten Million Dollars ($10,000,000);

          (iii) no assignment shall violate any "blue sky" or other securities law of any jurisdiction or shall require the Company, or any other Person to file a registration statement or similar application with the United States Securities and Exchange Commission (or similar state regulatory body) or to qualify under the "blue sky" or other securities laws of any jurisdiction; and

          (iv) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the

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assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company. Agent, the Banks and the Company acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company and each of the Banks a revised Exhibit G to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

      (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

          (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

         (ii) except as expressly set forth in this Section 14.8(e) with respect to rights of setoff and the benefits of Section 12 hereof, a participant shall have no direct rights or remedies hereunder;

        (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

         (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions

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
                  hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except for those matters covered by Section 14.11(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Company agrees that each participant shall be deemed to have the right of setoff under Section 10.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.3 hereof and shall be entitled to the benefits of Section 12 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

      (f) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

     14.9 INDULGENCE. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

     14.10 COUNTERPARTS. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

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     14.11 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this
Agreement or any other Loan Document, nor consent to any departure by Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Company or the Guarantors which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any Bank's commitments hereunder, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 10.1(a) or (b) hereof, (e) except as expressly permitted hereunder, or under the Security Agreement, release or defer the granting or perfecting of a lien or security interest in any Collateral or release any guaranty or similar undertaking provided by any Person (f) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any other Loan Document, (h) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any Loan
Document or (i) change the definition of "Majority Banks" or this Section 14.11; provided further, that no amendment, waiver or consent shall, unless in writing signed by the Swing Line Bank do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

     14.12 CONFIDENTIALITY. Each Bank agrees that it will not disclose without the prior consent of Company (other than to its employees, its Guarantors, another Bank or to its auditors or counsel) any information with respect to Company, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to Company, (b) as may be required or

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appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

     14.13 WITHHOLDING TAXES. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent and Company that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent.

     14.14 TAXES AND FEES. Should any tax (other than as a result of a Bank's failure to comply with Section 14.13 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same, together with any interest or penalties thereon arising from the Company's act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 14.14 shall affect or reduce the rights of any Bank or the Agent under Section 12.7 hereof.

     14.15 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY

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
RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     14.16 INTEREST. It is the intention of the parties hereto that each Bank and the Agent shall conform to usury laws applicable to them, if any. Accordingly, if the transactions with any Bank or Agent contemplated hereby would be usurious under such applicable laws, then, notwithstanding anything to the contrary in the Notes or Loan Documents payable to such Bank, this Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by such Bank under the Notes payable to such Bank, this Agreement, the Loan Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Loan Documents shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited automatically, if theretofore paid, on the principal amount of the Indebtedness owed to such Bank or, if no Indebtedness to such Bank is outstanding, shall be refunded to Company by such Bank, and (ii) in the event that the maturity of any such Note or other Indebtedness is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Bank shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of the Indebtedness owed to such Bank by the Company or, if no Indebtedness to such Bank is then outstanding, shall be refunded by such Bank to the Company. Without limiting any provision of the Notes or Loan Documents, if for any reason Texas law is applicable to this Agreement or any Note, it is expressly agreed that Tex. Rev. Civ. Stat. Ann. art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to this Agreement, such Note, such Loan Documents, the Loans or any transaction contemplated hereby, and unless changed in accordance with law, the rate ceiling applicable to any Indebtedness to which Texas law is applicable under Texas law shall

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be the indicated (weekly) rate ceiling from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. 5069-1.04, as amended.

     14.17 COMPLETE AGREEMENT; CONFLICTS. This Agreement, the Notes, any Requests for Revolving Credit Advance and Requests for Swing Line Advance hereunder, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

     14.18 SEVERABILITY. In case any one or more of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

     14.19 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

     14.20 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     14.21 INDEPENDENCE OF COVENANTS. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

     14.22 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Company or any Guarantor in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by

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any Bank or on such Bank's behalf, and those covenants and agreements of Company set forth in Section 12.6 hereof (together with any other indemnities of Company or any Guarantor contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in Section 13.9 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving
Credit Aggregate Commitment.

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     WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                            RENTERS CHOICE, INC.
  as Agent



By: Unreadable Signature                  By: Unreadable Signature

Its: Vice President                       Its:Chief Executive Officer
One Detroit Center                        13800 Montfort
500 Woodward Avenue                       Suite 300
9th Floor MC 3280                         Dallas, Texas 75240
Detroit, Michigan 48226                   Telephone: (972) 701-0489
Attention: Penny Wulfekuhle               Facsimile No. (972) 701-0360
Telephone: (313) 222-3516                 Attention: Mr. J. E. Talley
Facsimile No. (313) 222-9434              Copy to: Mr. Randall Simpson


SWING LINE BANK:                          COMERICA BANK - TEXAS



                                          By: Unreadable Signature
Eurocurrency Lending Office:
Comerica Bank                             Its: Vice President
One Detroit Center                        8850 Boedeker St.
500 Woodward Ave.                         Dallas, Texas 75225
9th Floor MC 3289                         Attention: Reed Allton
Detroit, Michigan 48226                   Telephone: (214) 890-5367
Attention: Sandra Fields                  Facsimile No. (214) 890-5186
Telephone No. (313) 222-5265
Facsimile No. (313) 222-9434

REVOLVING CREDIT BANKS:                   COMERICA BANK - TEXAS



                                          By: Unreadable Signature
Eurocurrency Lending Office:
Comerica Bank                             Its: Vice President
One Detroit Center                        8850 Boedeker St.
500 Woodward Ave.                         Dallas, Texas 75225
9th Floor MC 3289                         Attention: Reed Allton
Detroit, Michigan 48226                   Telephone: (214) 890-5367
Attention: Sandra Fields                  Facsimile No. (214) 890-5186
Telephone No. (313) 222-5265
Facsimile No. (313) 222-9434

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                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By:/s/Jenny A. Gilpin
Eurocurrency Lending Office:
One First National Plaza                  Its:Vice President
Suite 0088                                One First National Plaza,
Chicago, Illinois 60670                   Suite 0088
Attention: Jenny Gilpin                   Chicago, Illinois 60670
Telephone: (312) 732-5867                 Attention: Jenny Gilpin
Facsimile No. (312) 732-5161              Telephone: (312) 732-5867
                                          Facsimile No. (312) 732-5161


                                          GUARANTY FEDERAL BANK, F.S.B.

                                          By:/s/Robert S. Hays
Eurocurrency Lending Office:
8333 Douglas Avenue                       Its:Vice President
Dallas, Texas 75225                       8333 Douglas Avenue
Attention: Robert S. Hays                 Dallas, Texas 75225
Telephone: (214) 360-2821                 Attention: Robert S. Hays
Facsimile No. (214) 360-2760              Telephone: (214) 360-2821
                                          Facsimile No. (214) 360-2760

                                          INTRUST BANK, N.A.

                                          By: Unreadable Signature
Eurocurrency Lending Office:
105 North Main                            Its:Vice President
Wichita, Kansas 67202                     105 North Main
Attention: Wm. Randall Summers            Wichita, Kansas 67202
Telephone: (316) 383-1972                 Attention: Wm. Randall Summers
Facsimile No. (316) 383-1665              Telephone: (316) 383-1972
                                          Facsimile No. (316) 383-1665

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                                          LASALLE NATIONAL BANK

                                          By: Unreadable Signature
Eurocurrency Lending Office:
135 S. LaSalle St.                        Its:S.V.P.
Suite 305                                 135 S. LaSalle St.
Chicago, Illinois 60603                   Suite 305
Attention: Daniel Pansing                 Chicago, Illinois 60603
Telephone: (312) 904-8577                 Attention: Daniel Pansing
Facsimile No. (312) 904-5483              Telephone: (312) 904-8577
                                          Facsimile No. (312) 904-5483

                                          THE SUMITOMO BANK, LIMITED

                                          By:
Eurocurrency Lending Office:
1601 Elm Street                           Its:
Suite 4250
Dallas, Texas 75201
Attention: Julie A. Schell                By:
Telephone: (214) 979-3212
Facsimile No. (214) 979-0571              Its:
                                          1601 Elm Street
                                          Suite 4250
                                          Dallas, Texas 75201
                                          Attention: Julie A. Schell
                                          Telephone: (214) 979-3212
                                          Facsimile No. (214) 979-0571

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